                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ARCO Chemical Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF ARCO CHEMICAL COMPANY APPEARS HERE]

NOTICE OF

ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD

ON MAY 14, 1998

AND PROXY STATEMENT


               --------------------------------------------------
                    PLEASE COMPLETE, SIGN, DATE, AND RETURN
                              YOUR PROXY PROMPTLY
               --------------------------------------------------

                             ARCO CHEMICAL COMPANY
                             3801 West Chester Pike
                    Newtown Square, Pennsylvania 19073-2387

April 21, 1998

Dear Stockholder:

You are cordially invited to join us at the 1998 Annual Meeting of Stockholders on Thursday, May 14, 1998, at the Conference Center at the Company's Headquarters, 3801 West Chester Pike, Newtown Square, Pennsylvania, beginning at 10:00 a.m.

It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date, and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the formal business to be acted upon by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

Sincerely yours,

/s/ Anthony G. Fernandes

Chairman of the Board


/s/ Alan R. Hirsig

President and Chief Executive Officer

                             ARCO CHEMICAL COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 1998

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of ARCO Chemical Company ("ARCO Chemical" or the "Company") will be held at the Conference Center at the Company's Headquarters, 3801 West Chester Pike, Newtown Square, Pennsylvania, on Thursday, May 14, 1998, at 10:00 a.m. local time, for the following purposes, as more fully described in the attached Proxy Statement:

(1) To elect 12 directors to hold office for a one-year term;

(2) To approve and ratify the ARCO Chemical Company 1998 Long-Term Incentive
  Plan;

(3) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for ARCO Chemical for the year 1998; and

(4) To transact such other business as may properly come before the meeting.

The Board of Directors has fixed April 14, 1998 as the record date for the meeting. Accordingly, only stockholders of record of the common stock of the Company at the close of business on such date are entitled to vote at the meeting.

Each such stockholder of record will receive a form of proxy pertaining to the shares of common stock of the Company registered in his or her name. Each participant in employee stock benefit plans will also receive a form of proxy pertaining to shares of the Company's common stock credited to his or her account in the plans.

YOU ARE URGED TO READ THE PROXY STATEMENT, AND THEN TO COMPLETE, SIGN, AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PAID ENVELOPE.


/s/ Robert J. Millstone

ROBERT J. MILLSTONE                                 Newtown Square,
Vice President,                                     Pennsylvania
General Counsel and                                 April 21, 1998
Secretary

                             ARCO CHEMICAL COMPANY
                             3801 WEST CHESTER PIKE
                    NEWTOWN SQUARE, PENNSYLVANIA 19073-2387

                               ----------------

                                PROXY STATEMENT
                                 APRIL 21, 1998

                               ----------------

                                  INTRODUCTION

  The accompanying proxy is solicited by the Board of Directors of ARCO Chemical Company ("ARCO Chemical" or the "Company"). The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of ARCO Chemical. Shares represented by a properly executed proxy will be voted in accordance with the instructions of the stockholder. In the absence of such instructions, the persons named in the accompanying proxy will vote FOR the election of the 12 nominees for director listed in this Proxy Statement, FOR the approval and ratification of the ARCO Chemical Company 1998 Long-Term Incentive Plan, and FOR the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1998. As to other items of business that may come before the meeting, such persons will vote in accordance with their best judgment.

                               VOTING SECURITIES

  Holders of record of outstanding common stock of the Company ("Common Stock") at the close of business on April 14, 1998 will be entitled to one vote per share. The Company had 97,276,339 shares of Common Stock outstanding on such record date. Fractional shares will not be voted. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS; CONTROL OF THE COMPANY

  Atlantic Richfield Company, the Company's majority stockholder, owns the number and percent of Common Stock shown in the table below as of the record date. Based upon information contained in a Schedule 13D filed with the Company and dated June 13, 1991, Archer-Daniels-Midland Company ("Archer-Daniels-Midland") owns beneficially approximately five percent of the Common Stock as of the record date as set forth below:

                                                      AMOUNT AND
                                                      NATURE OF
                                                      BENEFICIAL
                                 NAME AND            OWNERSHIP OF      PERCENT
   TITLE OF CLASS                ADDRESS                SHARES         OF CLASS
   --------------                --------            ------------      --------
Common Stock......... Atlantic Richfield Company
                       515 South Flower Street
                       Los Angeles, California 90071  80,000,001(a)      82.2
Common Stock......... Archer-Daniels-Midland Company
                       4666 Faries Parkway
                       Decatur, Illinois 62526         4,815,300(b)(c)    5.0

--------
(a) Sole voting power, sole dispositive power.
(b) According to the Schedule 13D filed with the Company by Archer-Daniels-Midland, Archer-Daniels-Midland has sole voting power and sole dispositive power.
(c) In addition, according to the above-referenced Schedule 13D, M. L. Andreas, Senior Vice President of Archer-Daniels-Midland, owns 17% of a corporation that owns 75,000 shares of Common Stock. Mr. Andreas also is reported as owning 600 shares of Common Stock in his own name.

  Under applicable provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation, Atlantic Richfield Company, a Delaware corporation ("ARCO"), is able, acting alone, to elect the entire Board of Directors of the Company and to approve any action requiring stockholder approval. ARCO's current level of ownership of the outstanding voting stock precludes any acquisition of control of the Company not favored by ARCO. ARCO has informed the Company that it intends to vote its shares in favor of the 12 nominees for director, for the approval and ratification of the ARCO Chemical Company 1998 Long-Term Incentive Plan, and for the approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1998.

  The Company and ARCO entered into an agreement, dated as of June 30, 1987, granting ARCO certain rights as a stockholder of the Company. In order to allow ARCO to continue to include the Company as part of its "affiliated group" for federal income tax purposes, ARCO has been granted the cumulative, continuing right to purchase from the Company, at the then current market price, such number of shares of Common Stock as may be necessary to preserve that status.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the number of shares of Common Stock and the number of shares of common stock of ARCO ("ARCO Common Stock") owned beneficially as of February 1, 1998 by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and nominees and executive officers as a group. Other than as disclosed in the following table and accompanying footnotes, the directors and nominees, the named executive officers, and the directors and nominees and executive officers as a group did not own any equity securities of the Company or ARCO. As of February 1, 1998, the percentage of shares of any class of equity securities of the Company or ARCO beneficially owned by any director and nominee or any named executive officer, or by all directors and nominees and all executive officers as a group, did not exceed 1% of the class so owned. Unless otherwise noted, each individual has sole voting and investment power. Fractional shares are rounded to the nearest whole number.

                                                            SHARES OF ARCO
                               SHARES OF COMMON STOCK        COMMON STOCK
                              OWNED BENEFICIALLY AS OF OWNED BENEFICIALLY AS OF
            NAME               FEBRUARY 1, 1998(A)(B)   FEBRUARY 1, 1998(C)(D)
-------------------------------------------------------------------------------
  Walter F. Beran                       8,453                        0
  Anthony G. Fernandes                  1,000                  254,386
  Morris Gelb                          59,751                    6,478
  Mark L. Hazelwood                         0                   66,482
  Alan R. Hirsig                      223,804                    2,355
  John H. Kelly                             0                   40,168
  Marie L. Knowles                        100                  115,755
  James A. Middleton                    2,485                  217,449
  Robert J. Millstone                  25,002                      237
  Stephen R. Mut                        1,000                   93,896
  Frank Savage                          8,739(e)                     0
  Marvin O. Schlanger                 126,216                    1,164
  Robert H. Stewart, III                1,000(f)                     0
  Walter J. Tusinski                   60,095                   27,920(g)
  Donald R. Voelte, Jr.                     0                   39,291
  All directors and nominees
   and all executive officers
   as a group, including
   those named above                  547,571(h)               867,339(i)
-------------------------------------------------------------------------------

(a) The amounts shown include shares of Common Stock held by the trustees of the ARCO Chemical Company Capital Accumulation Plan (the "Capital Accumulation Plan") and the ARCO
                                                        (Continued on next page)

(Continued from previous page)

   Chemical Company Savings Plan (the "Savings Plan") for the accounts of participants. The amounts shown include shares of restricted Common Stock held under the ARCO Chemical Company Restricted Stock Plan for Outside Directors as follows: Mr. Beran, 6,453; Mr. Middleton, 1,485; and Mr. Savage, 8,639. Shares of restricted Common Stock include the right to vote and receive dividends.

(b) The amounts shown include shares that may be acquired within the 60-day period following February 1, 1998 through the exercise of stock options covering Common Stock as follows: Mr. Gelb, 57,200; Mr. Hirsig, 200,200; Mr. Millstone, 22,500; Mr. Schlanger, 117,100; Mr. Tusinski, 45,300; and all directors and nominees and all executive officers as a group (including those just named), 468,800.

(c) The amounts shown include shares of ARCO Common Stock held by the trustees of the Capital Accumulation Plan, the Savings Plan, and ARCO's Capital Accumulation and Savings Plans for the accounts of participants. The amounts shown include shares of restricted ARCO Common Stock granted under ARCO's 1985 Executive Long-Term Incentive Plan as follows: Mr. Fernandes, 3,240; Mr. Hazelwood, 842; Mr. Kelly, 968; Mrs. Knowles, 2,431; and Mr. Mut, 1,202. Shares of restricted ARCO Common Stock include voting rights and the right to receive dividends.

(d) The amounts shown include shares of ARCO Common Stock that may be acquired within the 60-day period following February 1, 1998 through the exercise of stock options as follows: Mr. Fernandes, 205,903; Mr. Hazelwood, 52,861; Mr. Kelly, 33,334; Mrs. Knowles, 96,260; Mr. Middleton, 168,000; Mr. Mut, 74,241; Mr. Tusinski, 17,740; Mr. Voelte, 39,270; and all directors and nominees and all executive officers as a group (including those just named), 687,609. The amounts also include the following number of shares of ARCO Common Stock issuable in respect of the conversion of dividend share credits allocated to such options: Mr. Fernandes, 40,793; Mr. Hazelwood, 11,498; Mr. Kelly, 4,952; Mrs. Knowles, 15,983; Mr. Middleton, 49,449; Mr.
    Mut, 17,257; Mr. Tusinski, 7,428; and all directors and executive officers as a group, 147,360.

(e) The amount shown includes 100 shares subject to shared voting and investment power with spouse.

(f) Mr. Stewart resigned from the Board effective as of February 19, 1998.

(g) The amount shown includes 354 shares subject to shared voting and investment power with spouse.

(h) The amount shown includes 100 shares subject to shared voting and investment power. Does not include 4,963 shares held for or by family members, as to which beneficial ownership is disclaimed.

(i) Includes 354 shares subject to shared voting and investment power. Does not include 10,300 shares held by spouses (two of whom are employees of ARCO) or adult children, as to which beneficial ownership is disclaimed.

                             ELECTION OF DIRECTORS

                              Item 1 on Proxy Card

  Pursuant to the Company's Certificate of Incorporation and its By-Laws, the members of the Board of Directors serve for one-year terms. The Board of Directors has fixed the number of directors constituting the whole Board at 12 and has selected the nominees listed below, who were recommended by the Nominating Committee (described below), for election to a term of one year.

Except for Mark L. Hazelwood, John H. Kelly and Donald R. Voelte, Jr., each of the nominees is currently a director of the Company. Robert H. Stewart, III retired from the Board effective as of February 19, 1998 and is not a nominee for re-election. Unless authority to vote for any nominee is withheld in the proxy, the persons named in the accompanying proxy intend to vote FOR the election of the 12 nominees for director listed below.

  All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of such nominee or nominees as may be recommended by the Board of Directors.

  Under the Delaware General Corporation Law, each of the nominees must receive a plurality of the votes of shares of Common Stock present in person or by proxy at the meeting to be elected as a director. Abstentions will be counted as shares present at the meeting.

  The following biographical information is furnished with respect to each of the nominees. The information includes age as of May 14, 1998, the date of the annual meeting, present position, if any, with ARCO Chemical, period served as a director, and other business experience during the past five years. Unless stated otherwise, the offices referred to below are offices with the Company or, prior to June 1987, the ARCO Chemical Division of ARCO. See "Transactions Between the Company and ARCO" at page 21. Alan R. Hirsig has decided to resign as President and Chief Executive Officer, effective as of May 14, 1998. Mr. Hirsig will assume the position of Vice Chairman. The Board has elected Marvin
O. Schlanger as President and Chief Executive Officer, effective as of May 14, 1998. Mr. Fernandes and Mrs. Knowles have decided not to stand for re-election as ARCO directors following the expiration of their current term on May 4, 1998.

                             WALTER F. BERAN, 72

[PHOTO OF WALTER F. BETAN    Mr. Beran was elected a Director of the Company
 APPEARS HERE]               on September 1, 1987. Mr. Beran is Chairman of
                             Pacific Alliance Group (a financial services firm). Previously, he served as Vice Chairman and Western Region Managing Partner of Ernst &
                             Whinney (accountants), a predecessor to Ernst &
                             Young. Mr. Beran is also a Director of Fleetwood
                             Enterprises, Inc., Pacific Scientific Company and
                             Vencor, Inc.




                            ANTHONY G. FERNANDES, 52
                            Chairman of the Board

[PHOTO OF ANTHONY G.         Mr. Fernandes was elected a Director of the
FERNANDES APPEARS HERE]      Company on May 10, 1996 and Chairman of the Board
                             on July 17, 1997. Mr. Fernandes has been an
                             Executive Vice President and Director of ARCO since September 1994. Previously, he was Senior
                             Vice President of ARCO and President of ARCO Coal
                             Company from July 1990 to September 1994 and Vice
                             President and Controller of ARCO from July 1987 to July 1990.

                             MARK L. HAZELWOOD, 48

[PHOTO OF MARK L.            Mr. Hazelwood has been a Senior Vice President of
HAZELWOOD APPEARS HERE]      External Affairs of ARCO since July 1997. He
                             served as President of ARCO Alaska
                             Transportation, Inc. (September 1996-July 1997),
                             Senior Vice President of NGC Corp. (April 1996 to
                             August 1996), President of ARCO Pipe Line Company
                             (January 1994-April 1996), Senior Vice President of Marketing of ARCO Oil and Gas Company (April
                             1991-January 1994), and Vice President and
                             General Tax Officer of ARCO (August 1988-March
                             1991).

                             ALAN R. HIRSIG, 58
                             President and Chief Executive Officer

[PHOTO OF ALAN R. HIRSIG     Mr. Hirsig was elected President and Chief
APPEARS HERE]                Executive Officer of the Company on January 1,
                             1991. He was elected an officer of the Company on June 22, 1987 and a Director of the Company on November 14, 1989. Previously, Mr. Hirsig was
                             President of the Company's European operations from July 1984 to December 1990 and a Senior Vice
                             President of the Company from July 1988 to December 1990. Mr. Hirsig is also a Director of
                             BetzDearborn Inc. and Philadelphia Suburban
                             Corporation.

                             JOHN H. KELLY, 43

[PHOTO OF JOHN H. KELLY      Mr. Kelly has been a Senior Vice President, Human
APPEARS HERE]                Resources of ARCO since January 1997. He was Vice
                             President, Corporate Human Resources of ARCO
                             (June 1993-January 1997) and Vice President,
                             Human Resources of ARCO Oil and Gas Company (July
                             1991-June 1993).

                             MARIE L. KNOWLES, 51

[PHOTO OF MARIE L. KNOWLES   Mrs. Knowles was elected a Director of the
APPEARS HERE]                Company on September 16, 1996. Mrs. Knowles
                             previously served as a Director of the Company from July 1991 to May 1996. Mrs. Knowles has been an Executive Vice President, Chief Financial
                             Officer and a Director of ARCO since July 1996.
                             Previously, she was Senior Vice President of ARCO and President of ARCO Transportation Company from
                             June 1993 to July 1996, Vice President and
                             Controller of ARCO from July 1990 to May 1993, and Vice President of Finance, Control, and
                             Planning of ARCO International Oil and Gas
                             Company from July 1988 to July 1990. Mrs. Knowles is also a Director of Vastar Resources, Inc. and Phelps Dodge Corporation.

                             JAMES A. MIDDLETON, 62

[PHOTO OF JAMES A.           Mr. Middleton was elected a Director of the
MIDDLETON APPEAR HERE]       Company on February 15, 1989. Mr. Middleton has
                             been Chairman and Chief Executive Officer of
                             Crown Energy Corp. (oil sand projects and oil and gas operations) since February 1996. Mr.
                             Middleton was an Executive Vice President and a Director of ARCO from October 1987 until he resigned from those positions in September 1994.
                             Mr. Middleton retired as an employee of ARCO in January 1995. Previously, he served as President of ARCO Oil and Gas Company from January 1985 to
                             September 1990. Mr. Middleton is also a Director of Berry Petroleum Co., Crown Energy Corp., and
                             Texas Utilities Company.

                             STEPHEN R. MUT, 47

[PHOTO OF STEPHEN R. MUT     Mr. Mut was elected a Director of the Company on
APPEARS HERE]                January 1, 1997. Mr. Mut has been Senior Vice
                             President of ARCO since September 1994.
                             Previously, he was President of ARCO Global
                             Energy Ventures from August 1996 to March 1998,
                             President of ARCO Coal Company from September
                             1994 to August 1996, Senior Vice President of
                             Operations of ARCO International Oil and Gas
                             Company from December 1991 to September 1994, and
                             Managing Director of ARCO British, Ltd. from 1989 to December 1991.

                             FRANK SAVAGE, 59

[PHOTO OF FRANK SAVAGE       Mr. Savage was elected a Director of the Company
APPEARS HERE]                on July 22, 1993. Mr. Savage is Chairman of
                             Alliance Capital Management International and
                             Chairman of Alliance Corporate Finance Group,
                             Inc. (financial services). Previously, he was Senior Vice President of The Equitable Life
                             Assurance Society of the United States (financial services) from 1988 to 1996, Chairman of Equitable Capital Management Corporation (which was merged into Alliance Capital Management
                             Corporation) from April 1992 to July 1993, and
                             Vice Chairman and Head of International
                             Operations, Equitable Capital Management
                             Corporation from November 1986 to April 1992 and from June 1986 to April 1992, respectively. Mr.
                             Savage is also a director of Alliance Capital
                             Management Corporation, Lockheed Martin
                             Corporation, QUALCOMM Incorporated, and Southern
                             Africa Fund.

                             MARVIN O. SCHLANGER, 50
                             Executive Vice President and Chief Operating
                             Officer

[PHOTO OF MARVIN O.          Mr. Schlanger was elected an officer of the
SCHLANGER APPEARS HERE]      Company on September 1, 1987 and a Director of
                             the Company on November 14, 1989. He assumed his current position in November 1994. Previously, he was Senior Vice President of the Company and President of ARCO Chemical Americas Company from
                             August 1992 to November 1994, Senior Vice
                             President and Chief Financial Officer from
                             October 1989 to August 1992 and Vice President,
                             Worldwide Business Management from September 1988 to September 1989. Mr. Schlanger is also a Director of UGI Corporation.

                             WALTER J. TUSINSKI, 50
                             Senior Vice President and Chief Financial Officer

[PHOTO OF WALTER J.          Mr. Tusinski was elected Senior Vice President
TUSINSKI APPEARS HERE]       and Chief Financial Officer and a Director of the
                             Company on September 1, 1992. Previously, he served as Vice President, New Business Ventures of ARCO International Oil and Gas Company from
                             September 1990 to August 1992 and Vice President,
                             Planning and Control of ARCO Products Company from October 1986 to August 1990.

                             DONALD R. VOELTE, JR., 45

[PHOTO OF DONALD R.          Mr. Voelte has been a Senior Vice President of
VOELTE, JR., APPEARS HERE]   ARCO since April 1997. He previously worked for
                             the Mobil Corporation for 22 years. His most recent position was Executive Vice President of Mobil Corporation and President of Mobil's New
                             Exploration and Producing Ventures and Global
                             Exploration (January 1994-April 1997).
                             Previously, he served as Vice President and General Manager, U.S. Marketing and
                             Supply/Logistics of Mobil Corporation (January
                             1992-January 1994).

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                            COMPENSATION
                                 ANNUAL COMPENSATION           AWARDS
                          --------------------------------- -------------
                                                  OTHER                       ALL
        NAME AND                                  ANNUAL                     OTHER
   PRINCIPAL POSITION     YEAR SALARY   BONUS  COMPENSATION STOCK OPTIONS COMPENSATION
   ------------------     ---- ------   -----  ------------ ------------- ------------
                                 ($)     ($)       ($)           (#)          ($)
                                                   (A)           (B)         (C)(D)
Alan R. Hirsig .........  1997 640,385 100,000    35,972       50,200        87,922
President and             1996 592,308 450,000    71,728       55,900        82,240
 Chief Executive Officer  1995 542,308 585,000    45,852       44,300        76,571

Morris Gelb.............  1997 283,269  30,000    18,640       13,700        41,807
Senior Vice President     1996 247,846 140,000    29,322       14,500        37,872
                          1995 234,615 200,000    16,134       12,500        33,554

Robert J. Millstone.....  1997 257,884  25,000     8,241       13,200        39,456
Vice President,           1996 237,692 120,000    10,087       12,600        35,558
 General Counsel and      1995 224,520 140,000     6,888        8,900        32,186
 Secretary
Marvin O. Schlanger.....  1997 457,788  65,000    10,017       30,100        61,030
Executive Vice President  1996 421,154 300,000    16,736       30,800        52,793
 and Chief Operating Of-  1995 400,000 385,000     8,458       24,600        49,954
  ficer
Walter J. Tusinski......  1997 332,308  40,000    10,613       16,900        57,020
Senior Vice President     1996 307,692 169,000    13,170       18,200        55,031
 and Chief Financial
  Officer...............  1995 292,692 235,000     8,486       17,700        49,256

--------
(a) Includes amounts related to tax gross-ups in respect of financial counseling reimbursements and other miscellaneous items, and incremental interest accrued under the Key Management Deferral Plan that exceeds 120% of a specified IRS rate.

(b) These options were granted under the Company's 1990 Long-Term Incentive Plan. Options granted in 1997, 1996 and 1995 accrue dividend share credits. For a description of dividend share credits under the 1990 Long-Term Incentive Plan, see footnote (d) of this Summary Compensation Table.

(c) Includes 1997 contributions to the Executive Supplementary Savings Plan, incremental Executive Medical Insurance Plan (the "Executive Medical Plan") premiums, financial counseling reimbursements, certain amounts in respect of the Key Management Life Insurance Plan, employee stock ownership plan incentive program ("ESOP Incentive") payments, and imputed income in respect of the Long-Term Disability Plan (the "LTD Plan"), as follows:

                                      MR.    MR.      MR.       MR.      MR.
                                     HIRSIG  GELB  MILLSTONE SCHLANGER TUSINSKI
                                     ------ ------ --------- --------- --------
                                      ($)    ($)      ($)       ($)      ($)
   Executive Supplementary Savings
    Plan............................ 38,423 16,996  15,473    27,467    19,939
   Incremental Executive Medical
    Plan premiums...................  4,983  4,983   4,983     4,983     4,983
   Financial counseling reimburse-
    ments...........................  2,900  5,000   4,800     2,500     7,870
   Key Management Life Insurance
    Plan............................ 27,559  9,743  10,294    15,099    14,937
   ESOP Incentive payments..........  3,890  1,661   1,254     2,686       229
   LTD Plan imputed income.......... 10,167  3,423   2,652     8,295     9,062

                                                        (Continued on next page)

(Continued from previous page)

    The amounts disclosed in respect of the Key Management Life Insurance Plan include certain reimbursements of premiums paid by the executive officer as well as the dollar value of the benefit to the executive officer of the premium paid by the Company during the fiscal year. The dollar value of the latter benefit is calculated by (i) treating the annual premium paid by the Company, less the portion of the premium attributable to death benefits payable to the Company and certain policy charges, as a demand loan from the Company to the executive officer and (ii) imputing interest on the demand loan at the applicable federal rate. The deemed amount of the benefit to the executive officer is the amount of interest imputed less the executive officer's contribution to the policy.

(d) Dividend share credits accrue on options granted under the Company's 1990 Long-Term Incentive Plan. Dividend share credits are allocated to an optionee's account whenever dividends are declared on shares of Common Stock. The number of dividend share credits to be allocated on each dividend record date to an optionee's account is computed by multiplying the dividend rate per share of Common Stock by the sum of (x) the number of shares subject to outstanding options and (y) the number of dividend share credits then credited to the optionee's account and dividing the resulting figure by the fair market value of a share of Common Stock ("FMV") on such dividend record date. Upon the exercise, expiration or surrender of an option, an optionee may receive a cash payment in respect of the dividend share credits attributable to such option provided that certain performance-based conditions are satisfied. If FMV on the date of exercise, expiration or surrender is greater than the exercise price of the option, then the optionee is entitled to receive a cash payment equal to the number of dividend share credits attributable to such option multiplied by FMV on such date. If the option exercise price is greater than FMV on such date (i.e., the option is out of the money) and the fair market value of the dividend share credits (equal to FMV on such date multiplied by the number of dividend share credits) is equal to or less than the amount by which the aggregate exercise price of the option exceeds the aggregate FMV of the shares of Common Stock underlying such option (the "Out-of-the-Money Spread"), then the optionee is not entitled to receive any cash payment in respect of the dividend share credits. If the option is out of the money but the fair market value of the dividend share credits is greater than the Out-of-the-Money Spread, then the optionee is entitled to receive a cash payment in respect of the dividend share credits equal to the fair market value of the dividend share credits less the Out-of-the-Money Spread. The dividend share credit values realized in the table below and the dividend share credit values in the table set forth at footnote (c) of the Aggregated Option Exercises in 1997 and Year-End Option Values table at page 11. reflect the application of the foregoing cash payment formula. Dividend share credits accrued on Company options during 1995, 1996 and 1997 to the account of the named executive officers, and the value realized on exercise, were as follows:

                                1995              1996              1997
                          ----------------- ----------------- -----------------
                          DIVIDEND          DIVIDEND          DIVIDEND
                           SHARE    VALUE    SHARE    VALUE    SHARE    VALUE
          NAME            CREDITS  REALIZED CREDITS  REALIZED CREDITS  REALIZED
          ----            -------- -------- -------- -------- -------- --------
                             #        $        #        $        #        $
     Mr. Hirsig..........  13,761      0     13,951  106,085   21,849  112,228
     Mr. Gelb............   4,469      0      4,633        0    6,235  224,372
     Mr. Millstone.......   1,582      0      2,238   46,117    3,169        0
     Mr. Schlanger.......   7,807      0      9,855        0   12,827        0
     Mr. Tusinski........   2,753      0      3,894        0    5,306        0

    Dividend share credit totals are rounded to the nearest whole number. FMV of Common Stock on December 31, 1995 was $48.625. FMV of Common Stock on December 31, 1996 was $49.375. FMV of Common Stock on December 31, 1997 was $46.875.

    Certain officers and employees of the Company also have options for ARCO Common Stock granted by ARCO for services rendered to ARCO. Dividend share credits accrue on options for

                                                        (Continued on next page)

(Continued from previous page)

  ARCO Common Stock in the same manner that dividend share credits accrue on options for Common Stock. Upon an ARCO employee becoming employed by the Company, the Company assumes ARCO's contingent future cash payment obligation with respect to all dividend share credits accrued on ARCO options allocated to such employee. Set forth below are cash payments received by the named individuals with respect to dividend share credits in connection with the exercise of ARCO options. During 1997: Mr. Tusinski, $79,422. During 1996: Mr. Gelb, $89,664; Mr. Schlanger, $106,229; and Mr.
  Tusinski, $93,435. During 1995: Mr. Gelb, $11,516 and Mr. Tusinski,
  $47,727.

                          STOCK OPTION GRANTS IN 1997

                                                                              POTENTIAL
                                                                           REALIZED VALUE
                                                                             AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                                                                          APPRECIATION FOR
                                    INDIVIDUAL GRANTS(A)                   OPTION TERM(B)
                         ------------------------------------------- ---------------------------
                                   % OF TOTAL
                                 OPTIONS GRANTED
                         OPTIONS  TO EMPLOYEES   EXERCISE EXPIRATION
          NAME           GRANTED     IN 1997      PRICE      DATE         5%            10%
          ----           ------- --------------- -------- ---------- ------------- -------------
                            #                     ($/SH)                  ($)           ($)
Alan R. Hirsig.......... 50,200       18.10      47.1875   2/19/07       1,489,733     3,775,277
Morris Gelb............. 13,700        4.94      47.1875   2/19/07         406,561     1,030,305
Robert J. Millstone..... 13,200        4.76      47.1875   2/19/07         391,723       992,702
Marvin O. Schlanger..... 30,100       10.85      47.1875   2/19/07         893,247     2,263,662
Walter J. Tusinski...... 16,900        6.09      47.1875   2/19/07         501,524     1,270,960
Stock Price(c)..........                                                   76.8635      122.3922
All Stockholders(c).....                                             2,883,828,096 7,308,186,600

--------
(a) These options were granted under the Company's 1990 Long-Term Incentive Plan at an exercise price equal to the FMV on the date of grant, become exercisable on February 20, 2001, and earn dividend share credits. The options and the dividend share credits associated with such options are canceled upon an optionee's termination of employment under certain specified circumstances. For a description of dividend share credits under the 1990 Long-Term Incentive Plan, see footnote (d) of the Summary Compensation Table at page 9.

(b) The potential realizable values presented are exclusive of the value, if any, that might be realized in the future in respect of dividend share credits.

(c) Based on total number of shares outstanding on December 31, 1997 of 97,177,230 and assumed purchase price of $47.1875 per share.

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

                                                                          VALUE OF IN-THE-MONEY
                                                NUMBER OF UNEXERCISED    UNEXERCISED OPTIONS AT
                           SHARES              OPTIONS AT YEAR-END(A)        YEAR-END(B)(C)
                          ACQUIRED    VALUE   ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
                             (#)       ($)        (#)          (#)          ($)          ($)
Alan R. Hirsig..........    3,500     54,688    200,200      106,100     1,109,824         0
Morris Gelb.............    7,000    109,250     57,200       28,200       355,907         0
Robert J. Millstone.....        0          0     22,500       25,800       108,394         0
Marvin O. Schlanger.....        0          0    117,100       60,900       698,344         0
Walter J. Tusinski......        0          0     45,300       35,100       115,444         0

--------
(a) Each option carries with it the right to dividend share credits, as described in footnote (d) of the Summary Compensation Table at page 9.

                                                        (Continued on next page)

(Continued from previous page)

(b) FMV of Common Stock on December 31, 1997 was $46.875.

(c) Set forth below are the values of aggregate dividend share credits accrued with respect to options held at year-end based on FMV of Common Stock on December 31, 1997 of $46.875. The dividend share credit values have been calculated based on the cash payment formula described in footnote (d) of the Summary Compensation Table at page 9, assuming the exercise of the corresponding options (even if not exercisable in fact) on December 31, 1997, as follows:

                                         YEAR-END DIVIDEND SHARE CREDIT VALUES
                                       -----------------------------------------
                                       EXERCISABLE OPTIONS UNEXERCISABLE OPTIONS
                                       ------------------- ---------------------
                                               ($)                  ($)
   Mr. Hirsig.........................      3,174,151             434,550
   Mr. Gelb...........................      1,002,847             114,225
   Mr. Millstone......................        307,286             102,133
   Mr. Schlanger......................      1,966,431             244,849
   Mr. Tusinski.......................        505,196             142,715

                               PENSION PLAN TABLE

  The following table shows estimated annual pension benefits payable to employees, including executive officers of the Company, upon retirement at age 65 under the provisions of the ARCO Chemical Company Retirement Plan and the ARCO Chemical Company Supplementary Executive Retirement Plan as in effect on December 31, 1997.

      AVERAGE FINAL
         EARNINGS
   (SALARY PLUS BONUS)
      HIGHEST THREE
    CONSECUTIVE YEARS              APPROXIMATE ANNUAL BENEFIT FOR YEARS OF
SINCE DECEMBER 31, 1978(A)           MEMBERSHIP SERVICE INDICATED(B)(C)
--------------------------  -----------------------------------------------------
                            15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS 40 YEARS
                            -------- -------- -------- -------- -------- --------
        $  300,000          $ 66,345 $ 89,960 $113,575 $137,190 $160,805 $184,805
           400,000            88,845  120,460  152,075  183,690  215,305  247,305
           500,000           111,345  150,960  190,575  230,190  269,805  309,805
           600,000           133,845  181,460  229,075  276,690  324,305  372,305
           700,000           156,345  211,960  267,575  323,190  378,805  434,805
           800,000           178,845  242,460  306,075  369,690  433,305  497,305
           900,000           201,345  272,960  344,575  416,190  487,805  559,805
         1,000,000           223,845  303,460  383,075  462,690  542,305  622,305
         1,100,000           246,345  333,960  421,575  509,190  596,805  684,805
         1,200,000           268,845  364,460  460,075  555,690  651,305  747,305
---------------------------------------------------------------------------------

(a) The Retirement Plan and the Supplementary Executive Retirement Plan cover the compensation reported as salary and bonus in the Summary Compensation Table. Retirement benefits are based on years of participation service and the employee's compensation during the highest three consecutive years of service since December 31, 1978.

(b) The amounts shown in the above table are necessarily based upon certain assumptions, including retirement of the employee on December 31, 1997 and payment of the benefit under the basic form of allowance provided under the Retirement Plan (payment for the life of the employee only with a guaranteed minimum payment period of 60 months). The benefits shown are not subject to deduction for Social Security benefits or other offset amounts.

(c) As of December 31, 1997, the credited years of service under the Retirement Plan for the five named executive officers were as follows: Mr. Hirsig, 36 years, 7 months; Mr. Gelb, 28 years, 4 months; Mr. Millstone, 9 years; Mr. Schlanger, 23 years; and Mr. Tusinski, 5 years and 4 months.

                         CHANGE OF CONTROL ARRANGEMENTS

  The Compensation Committee of the Board of Directors of the Company adopted a Change of Control Plan (the "Change of Control Plan"), effective as of February 19, 1998, that applies generally to employees, including the named executive officers, and becomes operative upon a change of control of the Company./1/ The Change of Control Plan provides for the acceleration of certain benefits and the payment of severance and other allowances upon a change of control of the Company and subsequent termination of employment by the acquiring entity without cause or by the employee for good reason. The definition of good reason varies depending on the employee's grade level within the Company.

  Certain benefits accrue upon the occurrence of a change of control. These benefits include the immediate vesting of stock options and phantom stock units ("VIP units") as well as the accrued dividend share credits ("DSCs"), if any, allocated to such options or VIP units. In addition, any DSCs that would be earned through the remainder of the term of the associated options or VIP units will be computed and become vested. Shares of unvested restricted Common Stock, and, subject to certain other conditions, a pro rata portion of contingent restricted Common Stock awarded under the ARCO Chemical Company 1998 Long-Term Incentive Plan (the "1998 LTIP") will immediately vest upon a change of control. A portion of a supplemental award of restricted Common Stock, based on the Company's performance and calculated under the 1998 LTIP as of the date of the change of control event, may also become vested.

  If an eligible employee is terminated under specified circumstances within two years following a change of control, the employee will be entitled to receive one times to three times pay, depending upon the employee's grade level. Severance payments are paid based upon length of service for employees who are not executives or key managers of the Company. The named executive officers will receive a payment equal to three times the sum of their current base salary plus the greater of (i) the average of their bonuses for the last three years or (ii) their target bonus for the year in which the termination or change of control occurs. The named executive officers may also receive a payment equal to a pro rata portion of their target bonus for the year in which the change of control occurs. Employees will receive additional specified coverage under the Company's sponsored medical, dental and life insurance plans, depending on the employee's grade level. The named executive officers will receive 36 months of coverage. These officers will also receive a gross up payment from the Company for the amount of the excise tax liability, if any, imposed pursuant to Internal Revenue Code Section 4999 with respect to any benefits paid in connection with a change of control.
--------
/1/Under the Change of Control Plan, a change of control means any one of the following events: (i) the acquisition by any person or group (other than ARCO) of 25% or more of the outstanding shares of Common Stock, (ii) the merger, consolidation or sale of substantially all of the assets of the Company, unless after the consummation of such a transaction, the stockholders of the Company immediately prior to such transaction own at least 60% of the outstanding shares of stock of the resulting entity, (iii) the liquidation or dissolution of the Company, (iv) the incumbent directors of the Company (directors as of February 19, 1998 or individuals recommended or approved by a majority of the then incumbent directors) cease to constitute at least a majority of the Company's Board of Directors, and (v) a change of control of ARCO under ARCO's then current change of control plans or arrangements.

PERFORMANCE GRAPH

                     COMPARISONS OF CUMULATIVE TOTAL RETURN

  The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of the S&P 500 Stock Index and the S&P Chemicals Index for the five-year period ended December 31, 1997. The performance graph assumes an initial investment of $100 in the Company's Common Stock and in each of the comparative indices and assumes the reinvestment of all dividends.

                       Five-Year Cumulative Total Return

                             [GRAPH APPEARS HERE]



                     12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
                     --------  --------  --------  --------  --------  --------
ARCO Chemical         $100.00   $104.78   $112.66   $131.44   $139.99   $141.18
S&P 500 Stock Index   $100.00   $110.08   $111.53   $153.45   $188.68   $251.63
S&P Chemical Index    $100.00   $111.83   $129.47   $169.12   $223.42   $274.61

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee approves the design of, assesses the effectiveness of, and administers the Company's executive compensation programs in support of the Company's compensation philosophy. The Compensation Committee is composed of the individuals listed below, all of whom are non-employee directors. This report describes the components of the Company's executive officer compensation program, explains the basis on which fiscal year 1997 compensation determinations were made by the Compensation Committee and discusses the changes being implemented in 1998 with respect to the Company's executives.

COMPENSATION PHILOSOPHY

  ARCO Chemical's executive compensation policy is designed to link the elements of executive pay to Company and individual performance. The compensation program is intended to attract, motivate and retain high caliber executive talent, and to deliver short- and long-term compensation predicated on the achievement of financial and strategic objectives and returns to stockholders.

  Each year, the Compensation Committee reviews ARCO Chemical's performance and executive compensation. The evaluation of Company performance historically has been based on an assessment of financial performance as compared to the S&P Chemicals group and the achievement of the Company's financial and other business objectives. Financial performance comparisons to the S&P Chemicals group included such factors as relative net income, net income growth, return on sales, return on capital employed, return on stockholders' equity, and total return to stockholders. The Compensation Committee did not, however, apply any specific quantitative formulas in arriving at its compensation decisions.

COMPONENTS OF EXECUTIVE COMPENSATION FOR 1997

  For 1997, the Company's executive compensation program was designed to emphasize incentive compensation through the use of annual cash bonuses and equity-based long-term incentives. These incentive opportunities represent a variable component of pay which, when combined with base pay, provide total compensation that should closely correlate with both Company and individual performance. Total compensation levels are measured against other chemical companies whose size and character are similar to ARCO Chemical. The universe of companies used for compensation comparisons is broader than those that comprise the S&P Chemicals Index (used in the performance graph on page 13) because the Company competes for executive talent beyond the group of companies included in the S&P Chemicals Index.

  ARCO Chemical's 1997 full-year performance, measured on the relative bases noted above, did not meet either its financial objectives or attain satisfactory annual performance relative to the competitor group. Additionally, the Company's longer-term performance through 1997 was below the median of the competitor group on several key measures, including total return to stockholders. Although the Company also established specific internal non-financial goals and objectives for 1997 and met or made substantial progress in achieving them, the Compensation Committee determined that, overall, the Company's performance was less than satisfactory. The Compensation Committee has, therefore, approved total compensation below the level paid last year and below the expected competitor average for the current year.

  During 1997, the following components of executive compensation each played a specific role in the achievement of the desired total compensation position.

 Base Pay

  The Company maintains a target executive base pay structure at approximately the average of the competitor group. Base pay levels are reviewed regularly, and individual pay adjustments are considered based on individual performance, the executive's contribution to corporate results, and relative position to peers both within and outside the Company. The Compensation Committee determined that no increases to base pay levels should be granted in 1998, as prevailing base pay levels are considered to approximate the average of the competitor group.

 Annual Incentive Plan

  The Annual Incentive Plan provides for cash payments based on Company and individual performance. Target annual incentive levels as a percent of base pay are based upon competitive comparisons; and actual payout levels are determined based on the Company performance criteria described above, which are the same measures used for the broad-based incentive plan applicable to the majority of the Company's employees worldwide. Individual awards under the plan vary based on differences in individual performance. The Compensation Committee assessed Company performance to be below that of the competitor group. Annual incentive payouts for plan year 1997 will be well below target levels and are expected to be below competitor payout levels.

 1990 Long-Term Incentive Plan

  The ARCO Chemical Company 1990 Long-Term Incentive Plan (the "1990 LTIP") has been a key component in positioning total compensation at levels reflecting Company performance. The 1990 LTIP provided for grants of non-qualified stock options, which carry the right to receive dividend share credits, or DSCs. The DSCs are calculated based on Common Stock dividend payments. Based on an assessment of annual and longer-term Company performance, a target level of total compensation as measured against the competitor group was established for awards under the 1990 LTIP. Stock option grant guidelines for each executive grade were set at levels which, when combined with base pay and target annual incentives, resulted in total compensation approximating the target level. Variations in individual awards were based on differences in contributions and performance. No additional awards will be made under the 1990 LTIP after 1997. Long-term incentive awards granted in 1998 were made under the ARCO Chemical Company 1998 Long-Term Incentive Plan (the "1998 LTIP"), subject to stockholder approval.

REVISED EXECUTIVE COMPENSATION PROGRAM

  During 1997, the Compensation Committee and senior management initiated a comprehensive examination of the Company's executive compensation program with the assistance of an independent consulting firm. As a result, ARCO Chemical introduced a redesigned compensation program commencing with plan year 1998. This program is largely predicated upon economic value-based measures and provides rewards that are intended to further focus executives' attention upon sustained business performance and creation of stockholder value. In 1998, the executive compensation program will be administered as described below.

 1998 Base Pay

  The Company intends to continue its practice of setting executive base pay levels at approximately the average of its peer group.

 1998 Annual Incentive Plan

  Beginning in 1998, the 1998 Annual Incentive Plan will include an economic value-based approach to measuring the financial performance of the Company. Designated as Return on Capital

Managed, or RCM, the measure calculates after-tax operating profit minus a charge for the use of the capital employed in the business. This primary financial measure, together with other strategic performance measures, will form the basis for determining annual cash incentive compensation for plan years 1998 and beyond. The Compensation Committee believes the redesigned 1998 Annual Incentive Plan more closely aligns executive compensation with value creation for stockholders.

 1998 Long-Term Incentive Plan

  Beginning in 1998, long-term executive compensation will be delivered in two components under the 1998 LTIP: (i) through awards of non-qualified stock options, granted with an exercise price at fair market value on the date of award (but without DSCs, which have been discontinued for all stock option grants after 1997); and (ii) through awards of contingent restricted Common Stock earned by subsequent performance.

  Contingent restricted Common Stock is a new element of compensation that allows executives to earn shares of performance-based restricted Common Stock by achieving RCM objectives established by the Long-Term Incentive Plan Administration Subcommittee at the start of the plan period. Contingent restricted Common Stock is awarded at the beginning of each performance period. For the performance period beginning in 1998, compensation depends upon the Company's attainment of four successive, cumulative RCM objectives (set at levels consistent with stockholder expectations over a four-year time period). As each of the four RCM performance objectives is achieved, 25% of the contingent restricted Common Stock awards will be converted to shares of performance-based restricted Common Stock. Once all four objectives are achieved or at the end of six years, whichever occurs first, the current plan cycle ends and a new plan cycle begins. Contingent restricted Common Stock awards not earned through the attainment of RCM objectives are forfeited at the end of six years. A supplemental award of additional shares of restricted Common Stock will be received by participants if the total RCM performance goal is met within four years or less and the Company's total stockholder return ("TSR"), relative to the S&P Chemicals group, for the performance period is above the median. The supplemental performance award is graduated such that participants may receive up to a maximum of 50% of the number of the contingent restricted Common Stock awards made at the beginning of the performance period, if the Company is at the top ranked TSR position. Performance-based restricted Common Stock granted during the current plan cycle will vest half on the first anniversary and half on the second anniversary of its conversion from contingent restricted Common Stock.

  The Compensation Committee believes that, in linking executive compensation directly with RCM and performance, the 1998 LTIP will be effective in focusing management's attention on the primary factors driving stockholder value creation and total return to stockholders.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

  In order to further align the interests of executives with the Company's stockholders, the Committee has established stock ownership guidelines that encourage the accumulation and retention of the Company's Common Stock by executives. The guidelines suggest that, within the next two years, executives (depending on responsibility level) hold shares of the Company's Common Stock valued at approximately one to four times base salary (not including unexercised stock options).

CEO COMPENSATION

  The compensation level for the CEO is set based on Company performance and on competitive pay levels. CEO compensation is measured against the average of similar positions reported in the proxy statements of competitor companies whose size and character are similar to ARCO Chemical.

  In establishing the compensation of Alan R. Hirsig, the Company's CEO, the Compensation Committee recognized that the Company did not achieve several of its 1997 goals and objectives. Multi-year return on stockholders' equity and return on capital employed through 1997 are below the average of the competitor group. The Compensation Committee recognized that 1997 was a particularly challenging year for the Company and that the management formulated and implemented a number of tactical actions and strategic programs to reposition the Company for future success.

  Based on the Company's performance, and consistent with the long-standing compensation philosophy outlined above, the Compensation Committee approved the following compensation for Mr. Hirsig:

  In 1998, the Compensation Committee recommended no increase in base pay for the CEO or any other executive-grade personnel.

  Mr. Hirsig's Annual Incentive Plan award for plan year 1997 was $100,000, substantially reduced from the 1996 level of $450,000 and below the average actual incentive awards paid by competitors. This significant decline reflected the Compensation Committee's judgment regarding 1997 Company performance.

  In February, 1997, Mr. Hirsig was awarded 50,200 options (with related rights to DSCs) under the 1990 LTIP. This placed Mr. Hirsig's 1997 total compensation below the average of the competitor group.

  In February, 1998, Mr. Hirsig was awarded 99,900 options (without rights to
  DSCs) and 67,900 contingent restricted Common Stock awards under the 1998 LTIP. Conversion of contingent restricted Common Stock to shares of performance-based restricted Common Stock is dependent on achieving financial objectives as described in the 1998 LTIP. These grants are intended to result in average total compensation if the Company's future business performance is at an average level, above average compensation for superior performance, and below average compensation for inferior performance.

DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1,000,000 paid to the Company's CEO or any one of the four other most highly compensated officers, unless such compensation qualifies as "performance-based" within the meaning of Section 162(m). In 1997, no ARCO Chemical officer realized qualifying compensation in excess of $1,000,000. Consistent with Section 162(m), the Board of Directors is recommending stockholder approval of the 1998 LTIP to qualify awards under the plan as "performance-based" compensation.

SUMMARY

  The Compensation Committee believes that compensation levels of the Company's executives clearly and appropriately reflect Company and individual performance. Base pay levels recognize principally competitive pay for comparable positions in the peer group but are also reflective of sustained individual performance. Awards under the Annual Incentive Plan have been based on several measures of Company performance relative to its peers (and in future years will be predicated more strongly upon RCM value creation) and against internally established strategic performance measures. Grants of stock options and contingent restricted Common Stock under the 1998 LTIP are designed to achieve a total compensation target that reflects both annual and longer-term Company performance that is consistent with performance of the Company's stock and total returns to the stockholders.

                                          Robert H. Stewart III, Chairman
                                          Walter F. Beran
                                          Anthony G. Fernandes
                                          James A. Middleton
                                          Frank Savage

                               BOARD OF DIRECTORS

DIRECTORS' MEETINGS

  An annual meeting of the Board of Directors will be held each year in conjunction with the annual meeting of stockholders (held in May) for the purposes of organization, election or appointment of officers and the transaction of other business. Regular meetings of the Board may be held without notice at such times as the Board may determine. The Board generally holds regular meetings in January, February, May, July, October, and November. Special meetings may be called by the Chairman of the Board, the President, or a majority of the directors in office. The By-Laws permit action to be taken without a meeting if all members of the Board consent to such action in writing.

  The Board of Directors met five times during 1997. All of the Company's incumbent directors attended 75% or more of the aggregate of all meetings of the Board of Directors and committees on which they served during 1997.

AUDIT COMMITTEE

  The Audit Committee of the Board of Directors reviews the integrity of the Company's accounting and financial reporting standards and practices, maintains communications between the Board of Directors and external and internal auditors, and initiates special investigations as deemed necessary. The Audit Committee also reviews at least once a year all agreements between the Company and ARCO (including their subsidiaries and affiliates) to assure that such agreements are fair to the Company and all its stockholders. In addition, the Audit Committee must review prior to execution any proposed related party agreement that requires payments by or to the Company in excess of $35 million. The independent accountants and the internal auditors have full and free access to the Audit Committee and meet with it, with and without management being present, to discuss all appropriate matters. No member of the Audit Committee is an officer or employee of the Company or of ARCO (including their subsidiaries and affiliates). The Audit Committee met three times during 1997.

  The Audit Committee currently consists of Messrs. Beran (Chairman) and
Savage.

COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors reviews and approves employee compensation plans and such other benefits as it deems advisable, makes recommendations to the Board as to management succession plans, and administers the Company's Annual Incentive Plan. No member of the Compensation Committee is an employee of the Company, no member is eligible to participate in any benefit plan of the Company that is administered by the Compensation Committee, and no member is eligible or will be eligible to participate in any benefit plan of the Company other than, as described below, the Restricted Stock Plan for Outside Directors and the Deferral Plan for Outside Directors. The Compensation Committee met two times during 1997. A special subcommittee of the Compensation Committee, the Long-Term Incentive Plan Administration Subcommittee (the "Subcommittee"), administers the Company's long-term incentive plans. The Subcommittee consists of those members of the Compensation Committee who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Subcommittee met once during 1997.

  The Compensation Committee Report on Executive Compensation begins at page
14.

  The Compensation Committee currently consists of Messrs. Beran, Fernandes, Middleton, and Savage. The Subcommittee currently consists of Messrs. Beran and Savage. Mr. Stewart, the previous Chairman of the Compensation Committee and the Subcommittee, retired from the Board effective as of the close of business on February 19, 1998.

CONTRIBUTIONS COMMITTEE

  The Contributions Committee of the Board of Directors reviews and approves the Company's charitable contributions budget, approves contributions involving multi-year commitments, and assures accountability for charitable contributions and activities. The Contributions Committee met once during 1997.

  The Contributions Committee currently consists of Messrs. Hirsig, Savage (Chairman), and Tusinski.

ENVIRONMENT, HEALTH, AND SAFETY COMMITTEE

  The Environment, Health, and Safety Committee reviews and assesses the Company's policies, procedures, and practices relating to (i) the protection of the environment and the health and safety of employees, customers, contractors, and the public, (ii) compliance with applicable laws and regulations, (iii) cleanup or remediation of waste sites or excursions, and (iv) the development of the Company's environmental, health, and safety goals and objectives, and makes recommendations to the Board as to such policies, procedures, and practices. The Environment, Health, and Safety Committee met three times during 1997.

  The Environment, Health, and Safety Committee currently consists of Messrs. Hirsig, Middleton, Mut, and Savage (Chairman).

EXECUTIVE COMMITTEE

  The Executive Committee of the Board of Directors has and may exercise all the authority of the Board of Directors in the management of the Company in the interim between meetings of the Board. The Executive Committee did not meet during 1997.

  The Executive Committee currently consists of Messrs. Fernandes (Chairman), Hirsig, and Savage.

FINANCE COMMITTEE

  The Finance Committee of the Board of Directors reviews and makes recommendations to the Board regarding proposals for the issuance of securities to the public, proposed loans, borrowings and credit agreements, proposed capital projects over $25 million, proposed business acquisitions and divestitures, mergers and joint ventures, all budgets and long range plans, dividend policy and the capital structure of the Company. The Finance Committee met four times during 1997.

  The Finance Committee currently consists of Mrs. Knowles (Chair) and Messrs. Hirsig, Mut, and Tusinski.

NOMINATING COMMITTEE

  The Nominating Committee of the Board of Directors considers and makes recommendations to the Board as to persons who it believes should be considered for Board membership, and makes recommendations relating to the selection, tenure, and retirement of directors. The Nominating Committee met once during 1997. The Nominating Committee will consider nominees recommended by stockholders. Such recommendations should be submitted to the Secretary of the Company.

  The Nominating Committee currently consists of Messrs. Fernandes, Hirsig, and Savage (Chairman).

COMPENSATION OF DIRECTORS

 Director's Fees

  Directors who are employees of the Company or of ARCO are not paid any fees or additional compensation for service as members of the Board or any committee thereof. Directors who are not employees of either the Company or ARCO ("outside directors") receive an annual retainer of $52,000 for serving on the Board, plus $1,000 for each Board and committee meeting attended. Meeting fees are paid in cash. Directors are also reimbursed for travel and other related expenses incurred to attend such meetings. In addition, the Chairman of the Audit Committee receives $18,000 per year and the Chairman of the Environment, Health and Safety Committee receives $10,000 per year. The Chairmen of the Compensation Committee, the Contributions Committee and the Nominating Committee receive $18,000, $5,000, and $5,000 per year, respectively, but these committee chair fees will be reduced after the 1998 Annual Meeting of Stockholders, to $10,000, $3,000, and $3,000 per year, respectively.

  In 1997, the Company changed its fee structure for outside directors by implementing the ARCO Chemical Company Restricted Stock Plan for Outside Directors ("Restricted Stock Plan"), described below. With the adoption of the Restricted Stock Plan, the annual Board retainer was increased from $40,000 to $52,000 effective as of October 1, 1997. One former director, Robert H. Stewart, III, who retired in February 1998, did not participate in the Restricted Stock Plan or revised compensation structure.

  Outside directors are not eligible to participate in the Company's stock option or other benefit plan programs, but may participate in the plans described below, which, except as otherwise described, are administered by a committee of three Company officers who are not members of the Board of Directors.

 Restricted Stock Plan for Outside Directors

  Under the Restricted Stock Plan, at least 65% of an outside directors' annual retainer and committee chair fees are paid in shares of restricted Common Stock, which are subject to transferability and forfeiture restrictions. Outside directors may also elect to receive the remaining 35% of their aggregate Board and committee chair retainer fees in cash or shares of restricted Common Stock. The shares are deposited in accounts maintained for the participants by First Chicago Trust Company of New York. Such shares remain restricted until retirement from the Board in accordance with the Company's By-Laws, death, disability or a change in control of the Company, or resignation from the Board with the consent of a majority of the remaining Board members (which includes the failure to be nominated for re-election or the failure to be re-elected to the Board). If outside directors end their service on the Board for any other reason, shares of restricted Common Stock held in their accounts will be forfeited. Outside directors may vote their shares of restricted Common Stock and receive dividends on such shares. Dividends will be reinvested in additional shares of restricted Common Stock.

  When the Restricted Stock Plan was implemented, Messrs. Beran, Middleton and Savage also converted the present value of certain accrued retirement benefits to shares of restricted Common Stock as of October 1, 1997. Effective as of February 20, 1998, the ARCO Chemical Company Retirement Plan for Outside Directors ("Retirement Plan") was terminated and no current or future outside directors will participate in that plan. Benefits will continue to be paid under the Retirement Plan to former outside directors who have retired from the Board.

 Deferral Plan for Outside Directors

  The ARCO Chemical Company Deferral Plan for Outside Directors permits outside directors to defer up to 100% of the cash portion of the annual retainer and meeting fees and any committee chairmanship and meeting fees to which they are entitled. The deferral accounts of Messrs. Beran, Middleton, Savage, and Stewart accrued interest that exceeded 120% of a specified IRS rate in the amounts of $3,722, $747, $998, and $3,333, respectively, in 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mike R. Bowlin and Anthony G. Fernandes served on the Compensation Committee during 1997. Mr. Bowlin is Chairman of the Board and Chief Executive Officer of ARCO. Mr. Fernandes replaced Mr. Bowlin as Chairman of the Board and Chairman of the Compensation Committee on July 17, 1997. The Chairman of the Board of the Company is ex officio an officer of the Company under its By-Laws. The Chairman of the Board receives no compensation from the Company and is not eligible to participate in any Company benefit plan.

                   TRANSACTIONS BETWEEN THE COMPANY AND ARCO

  In June 1987, ARCO transferred substantially all the assets and liabilities of the oxygenates and polystyrenics businesses of the then ARCO Chemical Division to the Company in exchange for 80,000,001 shares of Common Stock, representing all of the issued and outstanding Common Stock of the Company prior to October 5, 1987 (the date of the initial public offering of the Common Stock) and approximately 82.2% of the outstanding Common Stock at the record date.

  In conjunction therewith, the Company and ARCO entered into a number of agreements for the purpose of defining the ongoing relationship between them. These agreements were developed in connection with the establishment of the Company by ARCO and, therefore, were not the result of arm's length negotiations between independent parties.

  Certain of these agreements are between the Company and Lyondell Petrochemical Company ("Lyondell"). The Company believes that all significant agreements with Lyondell have been negotiated on an arm's length basis. However, because ARCO had a 49.9 percent ownership interest in Lyondell, the Company historically treated Lyondell as a related party. During September 1997, ARCO divested its 49.9 percent ownership interest in Lyondell. Accordingly, after September 30, 1997, the Company stopped reporting transactions with Lyondell as related party transactions.

  It was the intention of the Company and ARCO that the 1987 agreements and the transactions provided for therein, taken as a whole, should accommodate the parties' interests in a manner that was fair to both parties, while continuing certain mutually beneficial joint arrangements.

  Subsequent to 1987, additional or modified agreements, arrangements, and transactions have been entered into by the Company and ARCO, and their respective subsidiaries, and other such agreements, arrangements, and transactions may be entered into in the future. Any future agreements, arrangements, and transactions will be determined through negotiation between the Company and ARCO, or their respective subsidiaries, as the case may be.

  Periodically, and at least annually, the Audit Committee of the Board of Directors reviews these agreements to assure that such agreements are fair to the Company and its stockholders. See "Board of Directors-Audit Committee" on page 18. Nevertheless, there can be no assurance that each of such agreements, or the transactions provided for therein, was, or will be in the future, on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

  The following is a summary of the principal arrangements between the Company and ARCO, and between the Company and Lyondell.

AGREEMENTS WITH ARCO

 Supply, Sales, and Services

  The Company has a number of ongoing supply, sales, and services agreements with various divisions and subsidiaries of ARCO, including Vastar Resources, Inc. ("Vastar"). For the year ended December 31, 1997, the Company purchased from ARCO and its subsidiaries approximately $23 million of products and plant services. The Company sold to ARCO and its subsidiaries, approximately $263 million of products during the same period.

 Administrative Services Agreement

  The Company and ARCO are parties to an agreement (the "Administrative Services Agreement") under which ARCO has provided various services to the Company and the Company has provided various services to ARCO since October 1, 1987. The services that ARCO currently provides thereunder to the Company include insurance, telecommunications, payroll and employee benefits administration, employee assistance program services, certain tax and legal services, and services relating to the issuance of commercial paper and the investment of excess cash. The services that the Company currently provides thereunder to ARCO include environmental technical services, research and development assistance, information and communication systems support, and certain legal services. The Administrative Services Agreement continues in effect from year to year unless terminated by either party upon 12 months prior notice. Either party may terminate any type of service that it receives under the Administrative Services Agreement at any time upon 90 days prior notice. For the year ended December 31, 1997, the Company paid ARCO a total of approximately $27 million and ARCO paid the Company a total of approximately $1 million under the Administrative Services Agreement and other such agreements (principally including the lease described below).

 Leases

  The Company leases its facility in Newtown Square, Pennsylvania from ARCO. In 1997, the Company renewed the lease for an additional term of five years, ending in 2002. In 1997, ARCO sold a portion of the leased premises to a third party and, effective as of October 1, 1997, the annual rent payable by the Company to ARCO during the renewal term for the remainder of the leased premises was reduced to $5 million. During 1997, the Company made lease payments to ARCO of $6 million, representing a combination of old and new rental rates for the Newtown Square premises.

 Cross-Indemnification Agreement

  The Company and ARCO are parties to a cross-indemnification agreement (the "Cross-Indemnification Agreement") that obligates the Company to indemnify ARCO against substantially all claims relating to the oxygenates and polystyrenics businesses transferred to the Company and certain assets relating thereto. Conversely, the Cross-Indemnification Agreement obligates ARCO to indemnify the Company against claims not relating to the assets, subsidiaries, or business operations transferred to the Company.

 Tax Sharing Agreement

  The Company and its subsidiaries are members of an affiliated group of corporations that files a consolidated federal income tax return with ARCO. The Company and ARCO are parties to a Tax Sharing Agreement, which applies to all taxable years in which the Company and its subsidiaries are included in the ARCO affiliated group's consolidated return and the five taxable years thereafter. Subject to certain exceptions, for periods after June 30, 1987 and prior to January 1, 1995, the Company's share of the ARCO affiliated group's federal income tax liability is determined under the Tax Sharing Agreement as if the Company and its subsidiaries filed a hypothetical separate consolidated federal income tax return.

  The Company and ARCO entered into an amended and restated version of the Tax Sharing Agreement (the "Amended Agreement") effective as of January 1, 1995. Except as noted below, the Company and its subsidiaries will continue to compute their share of the ARCO affiliated group's federal income tax liability on a stand-alone basis. The Amended Agreement will permit the Company to reduce its federal income tax liability through the use of certain tax attributes that produce a benefit to the ARCO affiliated group, but would not otherwise benefit the Company on a stand-alone basis. ARCO must keep the Company informed of audits and related litigation that may affect the Company, and the Company has rights to participate in such audits and related litigation. In addition, under certain limited circumstances and after consultation with the Company, ARCO may adjust, compromise or settle issues common to ARCO and the Company, on terms that, in the opinion of independent counsel are at least as favorable as the likely results of continuing to contest such issues, without indemnifying the Company for the increased tax liability arising therefrom. In 1997, the Company did not use any of ARCO's tax attributes against the Company's pro forma federal income tax liability.

 Intellectual Property

  ARCO has assigned to the Company various United States and foreign trademarks, together with the registrations and applications therefor, and has granted the Company a non-exclusive license to use other trademarks which contain the word "ARCO" and to use ARCO's spark design as a logo. ARCO also has assigned to the Company over 300 U.S. patents and patent applications and many corresponding foreign patents and patent applications relating to the Company's areas of interest.

CERTIFICATE OF INCORPORATION PROVISIONS RELATING TO CORPORATE OPPORTUNITIES

  In order to address certain potential conflicts of interest between the Company and ARCO, the Company's Certificate of Incorporation contains provisions regulating and defining the conduct of certain affairs of the Company as they may involve ARCO and its officers and directors, and the powers, rights, duties, and liabilities of the Company and its officers, directors, and stockholders in connection therewith. In general, these provisions recognize that from time to time the Company and ARCO may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunity. The Certificate of Incorporation provides that ARCO shall have no duty to refrain from (1) engaging in business activities or lines of business the same as or similar to those of the Company,
(2) doing business with any customer of the Company, or (3) employing any officer or employee of the Company, and neither ARCO nor any officer or director of ARCO will be liable to the Company or to its stockholders for breach of any fiduciary duty by reason of any such activities of ARCO or of such person's participation therein. The Certificate of Incorporation provides certain directives as to how a corporate opportunity is to be handled when presented to an officer or director of either company. It also provides that ARCO is not under any duty to present any corporate opportunity to the Company that may be a corporate opportunity for both ARCO and the Company, and ARCO will not be liable to the Company or its stockholders for breach of any fiduciary duty as stockholder of the Company by reason of the fact that ARCO pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present the corporate opportunity to the Company.

AGREEMENTS WITH LYONDELL

  Lyondell provides to the Company a portion of the feedstocks purchased by the Company for its manufacturing facilities located at Bayport and Channelview, Texas. Lyondell also provides processing services and products to the Company, as well as certain plant services at Channelview, Texas. The Company in turn provides certain products and services to Lyondell. The Company granted Lyondell royalty-free, non-exclusive licenses for the technology necessary to produce methyl tertiary butyl ether and isopropyl alcohol at Lyondell's petrochemical complex in Channelview, Texas. For the nine-month period ended September 30, 1997, the Company purchased from Lyondell approximately $164 million of feedstocks, products, and plant services. The Company sold Lyondell approximately $1 million of products and services during the same period. Effective after September 30, 1997, the Company no longer treated Lyondell as a related party.

            PROPOSAL TO APPROVE AND RATIFY THE ARCO CHEMICAL COMPANY
                         1998 LONG-TERM INCENTIVE PLAN

                              Item 2 on Proxy Card

DESCRIPTION OF PLAN

  The Board of Directors proposes that the stockholders approve the ARCO Chemical Company 1998 Long-Term Incentive Plan (the "1998 LTIP"). The 1998 LTIP is designed to align the interests of management with those of the stockholders and to attract, motivate and retain key employees. A copy of the 1998 LTIP is attached as Appendix A, and the following description of the 1998 LTIP is qualified in its entirety by reference to Appendix A.

  The Long-Term Incentive Plan Administration Subcommittee (the "Subcommittee") of the Compensation Committee of the Board of Directors adopted the 1998 LTIP on February 19, 1998, subject to stockholder approval. The 1998 LTIP provides for the issuance of stock options, contingent restricted Common Stock, and shares of performance-based restricted Common Stock to executives and other key employees of the Company. The 1998 LTIP is designed to operate so that the total value of an award to a participant in any performance plan cycle is divided approximately equally between grants of stock options and contingent restricted Common Stock.

  The Subcommittee administers the 1998 LTIP. All of the members of the Subcommittee are outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The Subcommittee has full power and authority to administer and interpret the 1998 LTIP and to establish the terms of awards under the 1998 LTIP. The Subcommittee may establish such vesting and other conditions for awards as it deems appropriate and may accelerate vesting at any time.

  The Subcommittee will fix the terms of any stock options granted under the 1998 LTIP, provided that the option price may not be less than the fair market value of Common Stock on the date of grant and the option period may not exceed ten years. Stock options awarded under the stock option portion of the 1998 LTIP do not carry the right to receive dividend share credits. Participants may pay the option exercise price in cash or, if the Subcommittee so permits, by delivering shares of Common Stock.

  Contingent restricted Common Stock awards are made at the beginning of a performance plan cycle. The contingent restricted Common Stock may be earned in successive increments over a performance plan cycle by achieving pre-determined Return on Capital Managed, or RCM, goals for the Company. RCM is a measure that calculates after-tax operating profit minus a charge for the use of the capital employed in the Company's business. Once earned, contingent restricted Common Stock awards convert to shares of performance-based restricted Common Stock. At the beginning of a performance plan cycle the Subcommittee will establish the length of the cycle, the RCM targets and the vesting and other terms of the awards for the cycle. As the RCM performance goals are met, the Subcommittee will certify the results of the performance goals. For example, the performance plan cycle for the awards of contingent restricted Common Stock issued on February 19, 1998 contains four cumulative RCM targets. As each RCM target is achieved during the performance plan cycle, 25% of the contingent restricted Common Stock award will be converted to shares of performance-based restricted Common Stock. After all four RCM objectives have been achieved, or at the end of six years, whichever occurs first, the current performance plan cycle will end. Contingent restricted Common Stock that is not earned will be forfeited at the end of the six years.

  Performance-based restricted Common Stock will be held in an account for the participant with First Chicago Trust Company of New York. Performance-based restricted Common Stock will carry the right to vote and receive dividends. Such dividends are reinvested in shares of performance-based restricted Common Stock. Performance-based restricted Common Stock (including all shares received through the reinvestment of dividends) will vest according to the schedule established by the Subcommittee. Performance-based restricted Common Stock granted during the current plan cycle will vest 50% on the first anniversary and 50% on the second anniversary of the date on which such shares were converted from contingent restricted Common Stock.

  Participants may also receive a supplemental award of performance-based restricted Common Stock if the Company's aggregate RCM goals for the performance plan cycle are met within a period specified by Subcommittee and the Company's total stockholder return ("TSR") is above the median for the companies included in the S& P Chemicals Index or such other peer group as the Subcommittee deems appropriate. The supplemental award will be graduated depending on the Company's performance. A participant may receive additional shares of performance-based restricted Common Stock equal in amount of up to 50% of the contingent restricted Common Stock awards made at the beginning of the performance plan cycle, if the Company achieves the top ranked TSR position.

  If a change of control of the Company occurs, stock options and shares of performance-based restricted Common Stock will vest, and a portion of the outstanding contingent restricted Common Stock (and any supplemental awards) will be converted into fully vested performance-based restricted Common Stock, based on the Company's achievement of RCM objectives (and, with respect to supplemental awards, the Company's performance as compared to its peer group), determined as of the date of the change of control. (See "Change of Control Arrangements," page 12.)

  The 1998 LTIP authorizes up to 6,000,000 shares of Common Stock (subject to adjustment in the event of a merger or other corporate change) to be granted pursuant to stock options and performance-based restricted Common Stock. No individual may be granted more than 300,000 shares (subject to adjustment in the event of a merger or other corporate change) of stock options and performance-based restricted Common Stock (including any supplemental awards) in any calendar year. Shares of Common Stock subject to stock options that terminate, expire or are canceled, and shares of performance-based restricted Common Stock that are canceled, may again be subject to grant under the 1998 LTIP.

  The Subcommittee has the power to amend or discontinue the 1998 LTIP, except that stockholder approval shall be required for any amendment that increases the number of shares that may be issued under the plan, reduces the minimum stock option price or extends the maximum stock option period.

FEDERAL INCOME TAX TREATMENT

  The grant of non-qualified stock options generally will have no current federal income tax consequences to either the Company or the employee. Upon exercise of the options, the employee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the optioned shares over the option price.

  The grant of contingent restricted Common Stock, and its conversion into performance-based restricted Common Stock, will generally have no current federal income tax consequences to either the Company or the employee. Upon vesting of performance-based restricted Common Stock, the employee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the Common Stock on the date of vesting.

  Both the stock options and restricted Common Stock are intended to qualify as performance-based compensation, and are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code. (See "Compensation Committee Report on Executive Compensation; Deductibility of Compensation under Internal Revenue Code Section 162(m)" page 17.)

  The table below sets forth the number of stock options and contingent restricted Common Stock awards granted under the 1998 LTIP on February 19, 1998 to the named executive officers of the Company, to all of the Company's current executive officers as a group, and to all of the Company's employees as a group (excluding the preceding executive group). The 1998 stock option grants and contingent restricted Common Stock awards are subject to stockholder approval and ratification of 1998 LTIP.

                                                                      AWARDS OF
                                                                      CONTINGENT
                                                           NUMBER OF  RESTRICTED
                                                            OPTIONS     COMMON
       NAME                                                GRANTED(1)  STOCK(2)
       ----                                                ---------- ----------
Alan R. Hirsig............................................   99,900     67,900
Morris Gelb...............................................   29,400     20,000
Robert J. Millstone.......................................   20,600     14,000
Marvin O. Schlanger.......................................   52,800     35,900
Walter J. Tusinski........................................   29,400     20,000
Executive Group...........................................  255,400    173,600
Non-Executive Officer Employee Group......................  201,600    133,000

--------
(1) Options granted under the 1998 LTIP on February 19, 1998 have an exercise price of $46.7188 and will become exercisable four years after the date of grant.

(2) Contingent restricted Common Stock awards made on February 19, 1998 may be converted to shares of performance-based restricted Common Stock in successive increments of 25% if certain performance goals are met during the 1998-2001 plan cycle (or extended cycle).

  As of April 14, 1998, the fair market value of the Common Stock as reported on the New York Stock Exchange was $54.50.

VOTES REQUIRED FOR APPROVAL

  This proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting. Abstentions will be counted as shares present at the meeting. Broker non-votes, if any, will not be counted as shares present at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL AND RATIFICATION OF THE ARCO CHEMICAL COMPANY 1998 LONG-TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

                              Item 3 on Proxy Card

  The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1998. Coopers & Lybrand L.L.P. has acted as the Company's independent auditors since June 1987. The firm has acted as the independent auditor (i) for ARCO, the Company's principal stockholder, for many years and (ii) for Vastar since July 5, 1994. In addition, from time to time, the firm performs consulting work for the Company and for ARCO. The firm has no other relationship with the Company or ARCO or any of their subsidiaries or affiliates except the existing professional relationships of independent accountants.

  Representatives of Coopers & Lybrand L.L.P. will be present at the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

  This proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting. Abstentions will be counted as shares present at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 1998. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Executive officers, directors and beneficial owners of more than ten percent of the Common Stock must file initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 16(a) of the Securities Exchange Act of 1934.

  We have reviewed the reports and written representations from the directors and executive officers of the Company and persons who own more than ten percent of the Common Stock. Based on this review, the Company believes that all filing requirements were met during 1997, except that an initial report of ownership, which was timely filed by Van Billet, Vice President and Controller of the Company, inadvertently omitted a small number of phantom stock units. An amended report was filed to include the units.

                                 OTHER BUSINESS

  The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

                        VOTING OF STOCK IN PLAN ACCOUNTS

  The Company's Capital Accumulation and Savings Plans, and certain employee benefit plans of ARCO and other affiliates in which Common Stock may be held, permit plan participants to direct the plan trustees how to vote the Common Stock allocated to their accounts. The trustee for each such plan will vote all shares of Common Stock for which no participant directions are received in the same proportion as all the shares of Common Stock for which directions are received.

                               PROXY SOLICITATION

  The expense of soliciting proxies will be paid by the Company. Solicitations will be made primarily through the use of the mails. In addition, some of the officers and other employees of the Company may solicit proxies personally, by telephone and by mail, if deemed appropriate. Brokers and nominees will be requested to obtain voting instructions from beneficial owners of stock registered in their names.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by December 22, 1998. Such proposals should be addressed to the Secretary.

                        ADDITIONAL INFORMATION AVAILABLE

  THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT (WITHOUT EXHIBITS), WITHOUT CHARGE, BY WRITING TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT.

By order of the Board of Directors

/s/ Robert J. Millstone

Robert J. Millstone
Vice President,
General Counsel and
Secretary

Newtown Square, Pennsylvania
April 21, 1998

                                                                      APPENDIX A

ARCO CHEMICAL COMPANY

--------------------------------------------------------------------------------

1998 LONG-TERM INCENTIVE PLAN

                             ARCO CHEMICAL COMPANY

                         1998 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

 ARTICLE I          GENERAL PROVISIONS....................................     1
        Section 1.  Purpose of the Plan...................................     1
        Section 2.  Overview of the Plan..................................     1
        Section 3.  Definitions...........................................     1
        Section 4.  Administration of the Plan............................     3
 ARTICLE II         STOCK OPTIONS.........................................     3
        Section 1.  Grant of Stock Options................................     3
        Section 2.  Terms and Conditions of Stock Options.................     3
 ARTICLE III        RESTRICTED STOCK......................................     5
        Section 1.  Grant of Contingent Restricted Stock..................     5
        Section 2.  Conversion of Contingent Restricted Stock into Perfor-
                     mance-Based Restricted Stock.........................     5
        Section 3.  The End of the Performance Period.....................     6
        Section 4.  The Performance Supplement............................     6
        Section 5.  Termination of Employment Prior to Completion of
                     Performance Period...................................     7
        Section 6.  Vesting of Performance-Based Restricted Stock.........     9
        Section 7.  Change of Control.....................................     9
 ARTICLE IV         MISCELLANEOUS PROVISIONS..............................    10
        Section 1.  Option and Restricted Stock Limits....................    10
        Section 2.  Adjustment in Terms of Award..........................    10
        Section 3.  Governmental Regulations..............................    11
        Section 4.  No Guaranty of Employment.............................    11
        Section 5.  Relation to Benefit Plans.............................    11
        Section 6.  Assignment or Transfer................................    11
        Section 7.  Rights as Stockholder.................................    11
        Section 8.  Withholding Taxes.....................................    12
        Section 9.  Amendment and Discontinuance of the Plan..............    12
        Section 10. Effective Date........................................    13
        Section 11. Term of Plan..........................................    13
        Section 12. Miscellaneous.........................................    13

                                   ARTICLE I

                               GENERAL PROVISIONS

SECTION 1. PURPOSE OF THE PLAN

  The purpose of the Plan is to provide a select group of Company executives and other key employees with specific incentives to work for long-range value creation for the Company's stockholders and to enable the Company to attract, retain, and motivate employees of superior capability.

SECTION 2. OVERVIEW OF THE PLAN

  The Plan encourages the creation of stockholder value over the long-term by measuring Return on Capital Managed (RCM) and Total Stockholder Return (TSR), and compensating executives and other key employees for differential performance. The Plan has two components:

  The Performance Share Plan (PSP) measures the Company's RCM generation and consists of a series of cumulative RCM goals for each Performance Period. Under the PSP, the recipients of awards of Contingent Restricted Stock become entitled to shares of Performance-Based Restricted Stock upon the achievement of RCM performance objectives during the Performance Period. Once all successive RCM objectives are achieved (or at the end of a period specified by the Subcommittee, if earlier), the prevailing Performance Period ends and a new period begins.

  The Stock Option Plan (SOP) provides for grants of non-qualified stock options of the Company at the Fair Market Value of a share of Common Stock of the Company on the date of grant.

  Typically, approximately one-half of each participant's Long-Term Incentive Target Value will be delivered by the PSP, and one-half will be delivered by the SOP.

SECTION 3. DEFINITIONS

As used herein, the following terms shall have the following meanings:

    a. "Affiliate" means any entity directly or indirectly controlled by, controlling or under common control with the Company.

    b. "Board" and "Board of Directors" mean the Board of Directors of the Company.

    c. "Change of Control" means a change of control as defined in the Change of Control Plan.

    d. "Change of Control Plan" means the ARCO Chemical Company Change of Control Plan as adopted by the Compensation Committee of the Board of Directors on February 19, 1998 and as amended from time to time.

    e. "Code" means the Internal Revenue Code of 1986, as amended.

    f. "Common Stock" means the common stock of the Company, having par value of $1.00 per share.

    g. "Company" means ARCO Chemical Company.

    h. "Comparison Group" means the S&P Chemicals group, as defined or redefined by Standard & Poors, or such other comparison group of peer companies as the Subcommittee may designate for a Performance Period.

    i. "Contingent Restricted Stock" means a contingent grant of shares, under the terms and conditions set forth in Article III, Section 1, that has no indicia of ownership of Common Stock, that is granted in connection with a Performance Period and that may be converted to an award of Performance-Based Restricted Stock, following the achievement of Performance Objectives under the terms and conditions set forth in Article III, Section 2.

    j. "Eligible Employee" means a member of a select group of executives or other key employees of the Company who, in the sole discretion of the Subcommittee, are in a position to contribute significantly to long-term stockholder value creation.

    k. "Employment" means continuous service with the Company from the most recent date of hire.

    l. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    m. "Fair Market Value" or "FMV" of a share of Common Stock means the mean of the highest and lowest sale prices, or the closing sale price, of a share of Common Stock, whichever is higher, on the date in question as reported on the composite tape for issues listed on the New York Stock Exchange. If no transaction was reported on the composite tape for the Common Stock on such date, the FMV shall be computed using the prices reported on the nearest trading day preceding the date in question. If the Common Stock should not then be listed or admitted to trading on such Exchange, FMV shall be the mean of the closing bid and asked prices on the date in question as furnished by any member firm of the New York Stock Exchange selected from time to time by the Subcommittee for that purpose.

    n. "Long-Term Incentive Target Value" and "LTI Target Value" mean the dollar value of all restricted stock and stock options to be granted to an Eligible Employee.

    o. "Performance-Based Restricted Stock" means shares of Common Stock that have been converted from Contingent Restricted Stock and that remain subject to restriction on transfer and assignment and to other conditions during the applicable Restriction Period.

    p. "Performance Objective" means a specified level of Company performance, measured by cumulative RCM achievement.

    q. "Performance Period" means the period of time established by the Subcommittee at the time of a grant of Contingent Restricted Stock over which the Company's RCM performance will be measured and Performance-Based Restricted Stock may be earned.

    r. "Performance Ranking" means the ranking of the Company in Total Stockholder Return as measured among the Comparison Group over the applicable Performance Period.

    s. "Performance Supplement" means the share multiplier that may be applied to the shares of Performance-Based Restricted Stock at the end of a Performance Period.

    t. "Plan" means the ARCO Chemical Company 1998 Long-Term Incentive Plan, including any amendments hereof and rules and regulations hereunder.

    u. "Restricted Stock Target Value" means the target dollar value of Contingent Restricted Stock to be awarded to an Eligible Employee.

    v. "Restriction Period" means the period of time specified by the Subcommittee during which the restriction and forfeiture conditions of Performance-Based Restricted Stock apply.

    w. "Retirement Plan" means a retirement plan of the Company that provides a retirement allowance to an Eligible Employee, other than a Section 401(k) plan or other savings plan, as determined by the Subcommittee.

    x. "Return on Capital Managed" and "RCM" mean the financial measure equal to the difference between net operating profit after tax (NOPAT) and a capital charge, where the capital charge equals average capital multiplied by the Company's weighted average cost of capital rate, as determined by the Subcommittee.

    y. "Stock Option Target Value" means the target dollar value of Stock Options to be awarded to an Eligible Employee.

    z. "Stock Options" means options to purchase Common Stock under the terms and conditions set forth in Article II of the Plan.

    aa. "Subcommittee" means the Long-Term Incentive Plan Administration Subcommittee of the Compensation Committee of the Board of Directors.

    bb. "Total Stockholder Return" and "TSR" mean the sum of the dividends and appreciation or depreciation of the price of a share of Common Stock over an applicable Performance Period.

SECTION 4. ADMINISTRATION OF THE PLAN

  a. The Plan shall be administered by the Subcommittee. The Subcommittee shall have full power and authority to interpret the Plan, to adopt such rules and regulations as it may from time to time deem necessary for the effective operation of the Plan, to make factual determinations, to correct any defects in the Plan, to reconcile any inconsistencies, to supply any omissions and generally to act upon all matters relating to awards under the Plan. Without limiting the foregoing, the Subcommittee may (i) establish such vesting and other conditions with respect to awards under the Plan as it deems appropriate,
(ii) accelerate the vesting and exercisability of any or all outstanding Stock Options and Performance-Based Restricted Stock at any time for any reason,
(iii) provide that Stock Options may be transferable to family members, trusts of which family members are the only beneficiaries or partnerships or other entities of which family members are the only owners, on such terms as the Subcommittee deems appropriate, (iv) establish such terms for awards as may be appropriate to comply with applicable foreign laws, and (v) take any other actions consistent with the terms of the Plan. Any determination, interpretation, construction, or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Subcommittee shall be final, binding, and conclusive for all purposes and upon all persons including, without limitation, the Company, the Company's stockholders and Eligible Employees, and their respective successors in interest.

  b. It is intended that the Subcommittee consist of "outside directors" as defined under Section 162(m) of the Code, and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Exchange Act.

  c. All grants under the Plan shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Subcommittee deems appropriate and as are specified in writing by the Subcommittee to the individual in a grant instrument or an amendment to the grant instrument. The Subcommittee shall approve the form and provisions of each grant instrument.

                                   ARTICLE II

                                 STOCK OPTIONS

SECTION 1. GRANT OF STOCK OPTIONS

  The Subcommittee may make grants of Non-Qualified Stock Options to Eligible Employees in such amounts, at such times and upon such terms as the Subcommittee deems appropriate.

SECTION 2. TERMS AND CONDITIONS OF STOCK OPTIONS

  All Stock Options granted under the Plan shall be subject to the following terms and conditions:

  a. Option Price. The option price per share with respect to each Stock Option shall be fixed by the Subcommittee, but shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

  b. Period of Option. A Stock Option shall expire and all rights thereunder shall end at the expiration of such period (not exceeding ten years) after the date the Stock Option is granted as shall be fixed by the Subcommittee at the time it grants the Stock Option.

  c. Exercise of Option. The Subcommittee may establish such vesting dates and other conditions on the exercise of Stock Options as the Subcommittee deems appropriate. Stock Options may be exercised during the term of the Options at any time after the vesting dates specified by the Subcommittee, subject to the provisions of Subsection 2(d) of this Article II and Section 7 of Article III.

  d. Termination of Employment.

  i. If a participant's Employment terminates for any of the following reasons, but not for cause, the participant's Stock Options that are not vested shall continue to vest according to the applicable vesting schedule as if the participant's Employment with the Company had continued, and the participant (or his or her estate or distributee, in the event of death) may retain his or her outstanding Stock Options for the balance of the Option term:

     1. Death,

     2. Total and permanent disability,

     3. Termination of Employment with a right to an immediate retirement allowance under a Retirement Plan of the Company,

     4. Termination of employment as a result of a Change of Control, as described in Subsection (v) below, or

     5. Any other termination of Employment in connection with which the Subcommittee, in its sole discretion, determines that the participant's Stock Options shall not be canceled.

  ii. If a participant's Employment terminates for one of the following reasons, but not for cause (and under circumstances not covered by Subsection (i) above), the participant may retain his or her vested Stock Options for the balance of the Option term, and the participant's non-vested Stock Options shall be canceled, unless the Subcommittee determines otherwise:

       1. Resignation with the approval of the Company, or

       2. Reduction in force.

  iii. If a participant's Employment terminates for cause or for any other reason not described in Subsection (i) or (ii) above, all of the participant's vested and non-vested Stock Options shall be canceled, unless the Subcommittee determines otherwise.

  iv. If a participant transfers employment to an Affiliate, the participant's Stock Options shall not be canceled, and the participant's Stock Options shall continue to vest during the participant's employment with the Company and its Affiliates. If the participant's employment with the Company and its Affiliates subsequently terminates under circumstances that would require cancellation of the Stock Options pursuant to Subsection (ii) or (iii) above, the applicable Stock Options shall be canceled.

  v. For purposes of the Plan, a "termination of Employment as a result of a Change of Control" shall be considered to occur if a participant's employment terminates under circumstances that entitle the participant to receive plan benefits under the Change of Control Plan.

  e. Payment for Shares. Every share purchased through the exercise of a Stock Option shall be paid for in full, in cash, within ten business days following the time of exercise, or, if the Subcommittee so permits, in shares of Common Stock valued at their Fair Market Value on the date on which such Stock Option is exercised, or in a combination of cash and such shares. The participant may exercise a Stock Option through a broker.

                                  ARTICLE III

                                RESTRICTED STOCK

SECTION 1. GRANT OF CONTINGENT RESTRICTED STOCK

  a. At the commencement of each Performance Period, the Subcommittee may grant Contingent Restricted Stock to Eligible Employees in an amount approximately equal to the Eligible Employee's Restricted Stock Target Value as established by the Subcommittee. The Subcommittee may also make such other grants of Contingent Restricted Stock to Eligible Employees as it deems appropriate.

  b. Contingent Restricted Stock is only the potential right of an Eligible Employee to receive Performance-Based Restricted Stock. Contingent Restricted Stock is not vested and cannot vest. It can be converted, if earned, into Performance-Based Restricted Stock in accordance with Section 2 of this Article. Contingent Restricted Stock is non-transferable and may not be pledged or otherwise encumbered.

SECTION 2. CONVERSION OF CONTINGENT RESTRICTED STOCK INTO PERFORMANCE-BASED RESTRICTED STOCK

  a. At the commencement of each Performance Period, the Subcommittee will establish, in its sole discretion, the term of the Performance Period, the RCM Performance Objectives for the Performance Period, the methodology to be used to compute RCM, and the other terms of the Contingent Restricted Stock grants and Performance-Based Restricted Stock grants. The Subcommittee will establish the methodology to be used to compute RCM, based on the methodology used by the Company to compute RCM for other corporate purposes. The Subcommittee may establish a basic Performance Period (for example, four years) and an extended period (for example, six years), in which case the Performance Objectives may be attained at any time during the extended period. However, the Performance Supplement, if any, as described in Section 4 of this Article will only be payable if the Performance Objectives are attained during the basic Performance Period.

  b. The Subcommittee will establish the Performance Objectives and the terms of the Contingent Restricted Stock grants and Performance-Based Restricted Stock grants in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under Section 162(m) of the Code. It is intended that the Performance Objectives and terms of the Contingent Restricted Stock and Performance-Based Restricted Stock shall satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code for employees covered by
Section 162(m), including the requirement that the achievement of the Performance Objectives be substantially uncertain at the time the Performance Objectives are established and the Performance Objectives be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Objectives have been met. Except for the Performance Supplement (which shall be calculated based on the formula in

Section 4 of this Article III), the Subcommittee shall not have discretion to increase the amount of compensation that is payable upon achievement of the Performance Objectives.

  c. RCM performance will be measured quarterly or on another schedule established by the Subcommittee to determine whether the Performance Objectives have been achieved. If specified Performance Objectives are achieved, the appropriate portion of Contingent Restricted Stock will be converted to Performance-Based Restricted Stock effective as of the date on which the Subcommittee determines that the Performance Objectives have been achieved.

  d. The Subcommittee will review the RCM performance of the Company according to its pre-established schedule and will certify in writing that the Performance Objectives have been met and that conversion is authorized before Contingent Restricted Stock is converted into Performance-Based Restricted Stock.

  e. The Subcommittee shall have the right, in its discretion, to modify, amend, or otherwise adjust the Performance Objectives or terminate a Performance Period, subject to compliance with the requirements of Section 162(m) with respect to awards covered by that Section, if it determines an adjustment or termination would be consistent with the objectives of the Plan, taking into account the interests of the participants and the stockholders of the Company. The Subcommittee may consider, without limitation, accounting changes which substantially affect the determination of the Performance Objectives, changes in applicable laws or regulations which affect the Performance Objectives, corporate reorganizations, including spin-offs or other distributions of assets or stock, or other material events which the Subcommittee determines require an adjustment to the Performance Objectives or termination of a Performance Period.

  f. Notwithstanding the foregoing, the Subcommittee may make Contingent Restricted Stock and Performance-Based Restricted Stock grants that are not intended to satisfy the requirements for "qualified performance-based compensation," in which case the requirements of Subsection (b) above shall not apply to such grants.

SECTION 3. THE END OF THE PERFORMANCE PERIOD

  a. A Performance Period ends at the earlier of the following:

  i. The time when all the pre-established Performance Objectives have been achieved, or

  ii. The end of the Performance Period (including for this purpose any extended period as described in Section 2(a) of this Article).

  b. At the end of a Performance Period (including for this purpose any extended period as described in Section 2(a) of this Article), the following shall occur:

  i. The portion of the initial grant of Contingent Restricted Stock that has not been earned and converted into Performance-Based Restricted Stock shall be canceled.

  ii. The Performance Supplement may be applied, as described in Section 4 of this Article, if all the Performance Objectives were met within the basic Performance Period as described in Section 2(a) of this Article, and

  iii.If the Subcommittee so determines, a new Performance Period shall begin, including the award of an initial grant of Contingent Restricted Stock applicable to the new Performance Period to Eligible Employees in accordance with this Article.

SECTION 4. THE PERFORMANCE SUPPLEMENT

  a. If all the Performance Objectives are met within the basic Performance Period (excluding any extended period as described in Section 2(a) of this Article), immediately following the end of such Performance Period the Subcommittee shall apply the Performance Supplement. The Performance Supplement is a share multiplier between 0% and 50% used to supplement the shares of Performance-Based Restricted Stock previously earned and awarded to Eligible Employees under the Plan for the immediately concluded Performance Period in recognition of the Company's superior stockholder value creation.

  b. To determine the Performance Supplement, the Total Stockholder Return during the elapsed Performance Period for the Company and for each company in the Comparison Group is measured. The TSR values are then ranked. Using the following table as an example, the Performance Supplement is determined as follows:

                COMPANY TSR
              RANK RELATIVE TO                                     PERFORMANCE
              COMPARISON GROUP                                     SUPPLEMENT
                   -----------------------------------------------------------
                     1                                                 50%
                     2                                                 40%
                     3                                                 30%
                     4                                                 20%
                     5                                                 10%
                    6-11                                                0%

  The Performance Supplement will be calculated based on linear interpolation of the Company's TSR between the company ranked number 1 (100th percentile, with a Performance Supplement of 50%) and the company ranked at the median (50th percentile, with a Performance Supplement of 0%). If the number of companies in the Comparison Group is different from the number used in the foregoing table, the percentages between 50% and 0% will be adjusted to take into account the number of companies in the Comparison Group.

  c. If the TSR value for one or more companies from the Comparison Group is within one percentage point of the TSR value for the Company, the Performance Supplement percentages for such companies will be averaged with the Company's percentage to determine the Performance Supplement.

  d. For each Eligible Employee, the Performance Supplement is multiplied by the number of shares of Contingent Restricted Stock that were earned and converted into Performance-Based Restricted Stock during the Performance Period, resulting in the grant of additional shares of Performance-Based Restricted Stock. The additional shares of Performance-Based Restricted Stock will be granted to the Eligible Employee as soon as practical after calculation and certification by the Subcommittee and will begin to vest according to the same schedule as other Performance-Based Restricted Stock as determined by the Subcommittee (for example, fifty percent on the first anniversary of the grant of the Performance-Based Restricted Stock pursuant to the Performance Supplement and fifty percent on the second anniversary of the grant).

SECTION 5. TERMINATION OF EMPLOYMENT PRIOR TO COMPLETION OF PERFORMANCE PERIOD

  a. If, prior to the end of a Performance Period, a participant who has been granted Contingent Restricted Stock terminates Employment for one of the following reasons, but not for cause, the participant shall be entitled to receive a pro rata share (as described below) of Performance-Based Restricted Stock for the Performance Period:

  i. Death,

  ii. Total and permanent disability,

  iii. Termination of Employment with a right to an immediate retirement allowance under a Retirement Plan of the Company, or

  iv. Any other termination of Employment in connection with which the Subcommittee, in its sole discretion, determines that the participant should receive a pro rata share of Performance-Based Restricted Stock.

  Such a participant will be entitled to receive a conversion of the participant's Contingent Restricted Stock for the Performance Period into Performance-Based Restricted Stock as follows:

  i. If and when the Performance Objectives are attained during the Performance Period, the participant shall be entitled to receive a conversion of the participant's Contingent Restricted Stock as if the participant had continued in Employment, provided that the total number of shares of Performance-Based Restricted Stock that the participant may receive during the Performance Period (including any shares previously received) shall not exceed the maximum amount described in subsection
       (ii) below. The remaining shares of Contingent Restricted Stock, if any, shall be forfeited.

  ii. The maximum number of shares of Performance-Based Restricted Stock that the participant may receive during the Performance Period (excluding any Performance Supplement under subsection (iii) below) shall be the number of shares of Contingent Restricted Stock awarded to the participant for the Performance Period, multiplied by a fraction, the numerator of which is the number of full months during which the participant was employed during the Performance Period and the denominator of which is the number of months in the Performance Period (for this purpose, the Performance Period shall be the basic Performance Period as described in Section 2(a) of this Article III, unless the participant's termination occurs within the extended period described in that Section). However, if the number of shares of Performance-Based Restricted Stock previously received by the participant before his or her termination of Employment exceeds the maximum number of shares computed above, the participant shall not be required to return any such shares to the Company.

  iii. In addition to the foregoing, at the end of the Performance Period, if a Performance Supplement is payable for the Performance Period, the participant will be entitled to receive a Performance Supplement with respect to the Performance-Based Restricted Stock earned and awarded to the participant for the Performance Period.

  iv. Any Performance-Based Restricted Stock received by a participant after termination of employment shall vest according to the vesting schedule established by the Subcommittee pursuant to Section 6 of this Article III as if the participant's Employment with the Company had continued.

  b. If, prior to the end of a Performance Period, a participant who has been granted Contingent Restricted Stock terminates Employment for cause or for any other reason not described in Subsection (a) above, all Contingent Restricted Stock held on behalf of the participant shall be forfeited.

  c. If a participant transfers employment to an Affiliate, the participant will be entitled to receive a pro rata share of Performance-Based Restricted Stock for the Performance Period as described in Subsection (a) above. The participant's Performance-Based Restricted Stock shall vest during the participant's Employment with the Company and its Affiliates, as described in
Section 6(f) of this Article III.

SECTION 6. VESTING OF PERFORMANCE-BASED RESTRICTED STOCK

  a. The Subcommittee shall determine the vesting schedule for Performance-Based Restricted Stock at the beginning of the Performance Period. Unless the Subcommittee determines otherwise, Performance-Based Restricted Stock shall become vested fifty percent on the first anniversary and fifty percent on the second anniversary after its conversion from Contingent Restricted Stock, if the Eligible Employee remains in Employment during each period.

  b. Dividends accrue on shares of Performance-Based Restricted Stock during the vesting period and are invested in additional shares of Performance-Based Restricted Stock, which become vested simultaneously with the underlying shares.

  c. During the period in which Performance-Based Restricted Stock is not vested, such stock shall be non-transferable and may not be pledged or otherwise encumbered. Each certificate for a share of Performance-Based Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the grant. The participant shall be entitled to have the legend removed from the stock certificate covering the shares when all restrictions on such shares have lapsed. The Subcommittee may determine that the Company will not issue certificates for shares of Performance-Based Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Performance-Based Restricted Stock until all restrictions on such shares have lapsed.

  d. If a participant's Employment terminates for one of the following reasons, but not for cause, before a grant of Performance-Based Restricted Stock has vested, the participant's non-vested shares of Performance-Based Restricted Stock shall continue to vest according to the applicable vesting schedule as if the participant's Employment with the Company had continued:

  i.   Death,

  ii.  Total and permanent disability,

  iii. Termination of Employment with a right to an immediate retirement allowance under a Retirement Plan of the Company, or

  iv. Any other termination of Employment in connection with which the Subcommittee, in its sole discretion, determines that the participant's Performance-Based Restricted Stock should continue to vest.

  e. If a participant terminates Employment within any vesting period following the grant of Performance-Based Restricted Stock for cause or for any other reason not described in Subsection (d) above, all of the participant's non-vested Performance-Based Restricted Stock shall be forfeited.

  f. If a participant transfers employment to an Affiliate, the participant's Performance-Based Restricted Stock shall not be forfeited and the participant's Performance-Based Restricted Stock shall continue to vest during the participant's employment with the Company and its Affiliates. If the participant's employment with the Company and its Affiliates subsequently terminates under circumstances that would require forfeiture of the Performance-Based Restricted Stock pursuant to Subsection (e) above, the participant's non-vested Performance-Based Restricted Stock shall be forfeited.

SECTION 7. CHANGE OF CONTROL

  a. In the event of a Change of Control, each participant's Contingent Restricted Stock for the next Performance Objective level shall be converted pro rata into Performance-Based Restricted Stock based on the Company's progress to the next Performance Objective level as of the date of the Change of Control. The Performance-Based Restricted Stock received upon such conversion shall be fully vested. The remaining shares of Contingent Restricted Stock, if any, shall be forfeited.

  b. Additionally, the Performance Supplement will be calculated and applied as of the effective date of the Change of Control, using the stock price on the effective date of the Change of Control, assuming the Change of Control occurs during the basic Performance Period (and not during an extended period as described in Section 2(a) of this Article). The Performance-Based Restricted Stock received pursuant to the Performance Supplement shall be fully vested.

  c. All Performance-Based Restricted Stock and Stock Options will become immediately vested upon the occurrence of a Change of Control.

  d. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Subcommittee determines otherwise, all outstanding Stock Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

  e. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no actions shall be taken under the Plan that would make the Change of Control ineligible for pooling of interests accounting treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

SECTION 1. OPTION AND RESTRICTED STOCK LIMITS

  a. The maximum number of shares of Common Stock for which Stock Options may be granted and which may be the subject of a grant of Performance-Based Restricted Stock (including, without limitation, awards pursuant to the conversion of Contingent Restricted Stock and awards pursuant to Performance Supplements) under the Plan is in the aggregate 6,000,000 shares (subject to adjustment as described in Section 2 of this Article). The shares shall be made available from authorized Common Stock, issued or unissued, or from Common Stock issued and held in the treasury of the Company, as shall be determined by the Subcommittee. Shares of Common Stock subject to Stock Options that terminate, expire or are canceled without having been exercised, or shares of Performance-Based Restricted Stock that are canceled, may again be subject to grant under the Plan.

  b. No individual may be granted more than 300,000 shares of Performance-Based Restricted Stock (including, without limitation, awards pursuant to the conversion of Contingent Restricted Stock and awards pursuant to Performance Supplements) and/or Stock Options, regardless of the combination, in any calendar year.

SECTION 2. ADJUSTMENT IN TERMS OF AWARD

  In the event of a reorganization, recapitalization, stock split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, rights offering, split-up, split-off, spin-off or any other change in the corporate structure or shares of the Company, the Subcommittee may, in its discretion, after consultation with the Chairman of the Board and the President, make appropriate adjustments to reflect such event in respect of (a) the limitations in Section 1 of this
Article IV, (b) the number of shares of Common Stock covered by, and the exercise price per share applicable to, outstanding Stock Options, and (c) the number of shares of Common Stock covered by outstanding awards of Contingent Restricted Stock or Performance-Based Restricted Stock. In the event that the Subcommittee, after consultation with the Chairman of the Board and the President, determines that, because of a change (other than a Change of Control) in the Company's business, operations, corporate structure, capital structure, assets or manner in which it conducts business, which it deems to be extraordinary and material, the terms of awards theretofore made are no longer suitable to the objectives which the Subcommittee sought to achieve when it made such awards, it may modify the terms of any or all of such awards in such manner as it may decide is advisable; provided, however, that no award may be modified in a manner which would be inconsistent with Section 162(m) of the Code, with respect to awards covered by Section 162(m), or the intent of Subsection 1(b) or Section 9 of this Article, or which would result in an increase in the shares of Performance-Based Restricted Stock.

SECTION 3. GOVERNMENTAL REGULATIONS

  The Plan and the grant and exercise of Stock Options and the award of Contingent Restricted Stock and Performance-Based Restricted Stock hereunder shall be subject to all applicable rules and regulations of governmental or other authorities. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and grants under the Plan to covered executives comply with the applicable provisions of Section 162(m) of the Code, except as provided in Section 2(f) of Article III. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply. The Subcommittee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation.

SECTION 4. NO GUARANTY OF EMPLOYMENT

  The grant of a Stock Option or award of Contingent Restricted Stock or conversion to Performance-Based Restricted Stock under the Plan shall not confer upon a recipient any right to continue in the employ of the Company nor shall it interfere with or restrict in any way the right of the Company to discharge an Eligible Employee at any time for any reason, with or without good cause.

SECTION 5. RELATION TO BENEFIT PLANS

  Stock Options, Contingent Restricted Stock, Performance-Based Restricted Stock and dividends on Performance-Based Restricted Stock will not be considered as compensation for the purpose of any other benefit plans maintained by the Company.

SECTION 6. ASSIGNMENT OR TRANSFER

  Unless the Subcommittee determines otherwise, no Stock Option or share of Contingent Restricted Stock or Performance-Based Restricted Stock shall be assignable or transferable by an Eligible Employee otherwise than by will or the laws of descent and distribution.

SECTION 7. RIGHTS AS STOCKHOLDER

  a. An Eligible Employee under the Plan shall have no rights of a holder of Common Stock by virtue of an award of Stock Options or Contingent Restricted Stock hereunder, unless and until he or she becomes entitled to have shares of Common Stock or Performance-Based Restricted Stock issued to him or her pursuant to the Plan.

  b. An Eligible Employee who has received an award of Performance-Based Restricted Stock shall have the right to vote such stock. All dividends paid with respect to Performance-Based Restricted Stock shall be reinvested in additional shares of Restricted Stock, based on the Fair Market Value of Common Stock on the date the dividend is paid, and shall be subject to the same restrictions, including the date on which such restrictions lapse, as the shares of Performance-Based Restricted Stock with respect to which the dividends are paid. Stock received with respect to an award of Performance-Based Restricted Stock pursuant to a stock split, stock dividend, or other change in the capitalization of the Company will be held subject to the same restrictions on transferability that are applicable to such shares of Performance-Based Restricted Stock.

  c. No Common Stock shall be issued or transferred in connection with any grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Subcommittee. The Subcommittee shall have the right to condition any grant hereunder on the participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Subcommittee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

SECTION 8. WITHHOLDING TAXES

  a. The Company shall have the right to withhold from salary or other compensation or to cause the employee (or the executor or administrator of his or her estate or his or her distributee) to make payment of any federal, state, local, or foreign taxes required to be withheld with respect to any exercise of a Stock Option or award or vesting or deemed vesting of Performance-Based Restricted Stock.

  b. In the case of an exercise of Stock Options or the vesting of Performance-Based Restricted Stock, an Eligible Employee may elect to have the withholding obligation satisfied by having the Company withhold shares of Common Stock received upon the exercise of the Stock Option or the vesting of Performance-Based Restricted Stock, as the case may be.

SECTION 9. AMENDMENT AND DISCONTINUANCE OF THE PLAN

  The Subcommittee may amend or discontinue the Plan as it shall from time to time consider desirable, provided that:

    a. No amendment shall, without further approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at a meeting of stockholders of the Company, change the terms of the Plan so as to increase the maximum number of shares upon which Stock Options may be granted or which may be issued upon a grant of Performance-Based Restricted Stock from the amounts described in Subsections 1(a) and (b) of this Article, reduce the minimum Stock Option price, or extend the maximum Stock Option period; and

    b. No amendment, discontinuance, or termination shall deprive persons who hold shares of Contingent Restricted Stock or Performance-Based Restricted Stock, or who are entitled to exercise Stock Options pursuant to the terms and provisions of the Plan, of their rights with respect thereto.

    c. If required by Section 162(m) of the Code, the Plan must be reapproved by the stockholders of the Company no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan.

SECTION 10. EFFECTIVE DATE

  The effective date of the Plan is February 19, 1998.

SECTION 11. TERM OF PLAN

  The Plan will terminate at the end of the third consecutive Performance Period (including for this purpose any extended period as described in Section 2(a) of Article III), unless terminated earlier by the Subcommittee.

SECTION 12. MISCELLANEOUS

  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grants under this Plan. The participants shall in all respects be unsecured creditors of the Company. The validity, construction, interpretation and effect of the Plan and grant instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

                               ARCO CHEMICAL COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR THE ANNUAL MEETING ON MAY 14, 1998

    The undersigned hereby constitutes and appoints Robert J. Millstone, Marvin O. Schlanger and Walter J. Tusinski, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ARCO CHEMICAL COMPANY to be held at the Conference Center at the Company's Headquarters, 3801 West Chester Pike, Newtown Square, Pennsylvania, on Thursday, May 14, 1998, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of 12 directors,
    (2) approval of the ARCO Chemical Company 1998 Long-Term Incentive Plan, and (3) approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1998.

    Nominees for election as director:

    Walter F. Beran         Stephen R. Mut         COMMENTS OR CHANGE OF ADDRESS
    Anthony G. Fernandes    Frank Savage           -----------------------------
    Mark L. Hazelwood       Marvin O. Schlanger    -----------------------------
    Alan R. Hirsig          Walter J. Tusinski     -----------------------------
    John H. Kelly           Donald R. Voelte, Jr.  -----------------------------
    Marie L. Knowles
    James A. Middleton
                             (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

THE NUMBER OF SHARES SPECIFIED ON THE
REVERSE SIDE OF THIS PROXY REPRESENTS
THE AGGREGATE NUMBER OF SHARES HELD FOR                              SEE
YOUR ACCOUNT IN THE ARCO CHEMICAL                                  REVERSE
COMPANY CAPITAL ACCUMULATION AND/OR                                  SIDE
SAVINGS PLANS OR IN CERTAIN EMPLOYEE
BENEFIT PLANS OF ATLANTIC RICHFIELD
COMPANY OR VASTAR RESOURCES, INC. THIS PROXY COVERS ALL SHARES CREDITED TO YOUR ACCOUNT IN THESE PLANS.

P R O X Y

X  PLEASE MARK YOUR
   VOTES LIKE THIS.                                                   6016


  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
                                     FOR     WITHHELD
1. Election of Directors             [_]       [_]
For, except vote withheld for the following nominee(s):


------------------------------------------------------------------------------

                                     FOR     AGAINST    ABSTAIN
2. Approval of the ARCO              [_]       [_]        [_]
   Chemical Company 1998
   Long-Term Incentive Plan
                                     FOR     AGAINST    ABSTAIN
3. Approval of appointment of        [_]       [_]        [_]
   Coopers & Lybrand L.L.P. as
   independent auditors

                         Comments or change of address on reverse side.      [_]


                         If you plan to attend the meeting please put an "X"
                         in the box.                                         [_]

SIGNATURE(S) _______________________________ DATE_______________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title as such.

                               ARCO CHEMICAL COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR THE ANNUAL MEETING ON MAY 14, 1998

    The undersigned hereby constitutes and appoints Robert J. Millstone, Marvin O. Schlanger and Walter J. Tusinski, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of ARCO CHEMICAL COMPANY to be held at the Conference Center at the Company's Headquarters, 3801 West Chester Pike, Newtown Square, Pennsylvania, on Thursday, May 14, 1998, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of 12 directors,
    (2) approval of the ARCO Chemical Company 1998 Long-Term Incentive Plan, and (3) approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1998.

    Nominees for election as director:

    Walter F. Beran       Stephen R. Mut          COMMENTS OR CHANGE OF ADDRESS
    Anthony G. Fernandes  Frank Savage            -----------------------------
    Mark L. Hazelwood     Marvin O. Schlanger     -----------------------------
    Alan R. Hirsig        Walter J. Tusinski      -----------------------------
    John H. Kelly         Donald R. Voelte, Jr.   -----------------------------
    Marie L. Knowles
    James A. Middleton
                                 (If you have written in the above space, please
                                  mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR                                      SEE
CHOICES BY MARKING THE APPROPRIATE                                    REVERSE
BOXES, SEE REVERSE SIDE, BUT YOU NEED                                   SIDE
NOT MARK ANY BOXES IF YOU WISH TO VOTE
IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY CANNOT BE VOTED UNLESS YOU SIGN AND RETURN IT.


P R O X Y

X  PLEASE MARK YOUR
   VOTES LIKE THIS.                                                        1018


  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
                                     FOR    WITHHELD
1. Election of  Directors            [_]      [_]
For, except vote withheld for the following nominee(s):


------------------------------------------------------------------------------

                                     FOR     AGAINST   ABSTAIN
2. Approval of the ARCO Chemical     [_]       [_]       [_]
   Company 1998 Long-Term
   Incentive Plan

                                     FOR     AGAINST   ABSTAIN
3. Approval of appointment of        [_]       [_]       [_]
   Coopers & Lybrand L.L.P. as
   independent auditors

                  Comments or change of address on reverse side.      [_]


                  If you plan to attend the meeting please put an "X"
                  in the box.                                         [_]





SIGNATURE(S) _________________________________   DATE ____________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title as such.